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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

General Growth Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GENERAL GROWTH PROPERTIES, INC.
110 North Wacker Drive
Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 27, 2011

To our stockholders:

        The 2011 Annual Meeting of Stockholders of General Growth Properties, Inc. will be held on April 27, 2011 at 9:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois 60606. At the meeting, our stockholders will consider the following items of business:

  1.
  To elect nine directors to serve until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualified;

  2.
  To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011;

  3.
  To hold an advisory vote on executive compensation;

  4.
  To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

  5.
  To transact other business properly coming before the meeting.

        Each of these matters is described in further detail in the attached proxy statement. Only stockholders of record at the close of business on February 28, 2011 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

        We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to you on the Internet. These rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

By order of the Board of Directors,
Chicago, Illinois
March 15, 2011	Sandeep Mathrani Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 27, 2011

        The proxy statement and annual report to shareholders and the means to vote by Internet are available at www.ProxyVote.com.

Your Vote Is Important

        Please use this opportunity to take part in our governance by voting your shares. Whether or not you plan to attend the meeting, please vote as promptly as possible in accordance with the instructions set forth in the attached proxy statement and related material.

        Only persons with an admission ticket or evidence of stock ownership or who are guests of the Company may attend and be admitted to the meeting. Photo identification will be required, such as a valid driver's license or passport.

  •
  If your shares are registered in your name, you must bring an admission ticket provided by us. Instructions regarding how to obtain an admission ticket are set forth in the attached proxy statement.

  •
  If your shares are registered in the name of a broker or other nominee, you will need to bring a proxy or a letter from that broker or other nominee or a recent brokerage account statement that confirms that you are the beneficial owner of those shares as of the record date.

        If you do not have either an admission ticket or proof that you own shares, you will not be admitted to the meeting. No cameras, recording equipment, electronic devices, large bags or packages will be permitted at the meeting.

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GENERAL GROWTH PROPERTIES, INC.
110 North Wacker Drive
Chicago, Illinois 60606

PROXY STATEMENT

        The Board of Directors of General Growth Properties, Inc. is asking for your proxy for use at the annual meeting of our stockholders to be held on April 27, 2011 at 9:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois, and at any postponement or adjournment of the meeting. We are making this proxy statement (the "Proxy Statement") and related material available to our stockholders on or about March 15, 2011. In this Proxy Statement, we refer to General Growth Properties, Inc. as "GGP," "we," "us," "our" or the "Company" and we sometimes refer to our Board of Directors as the "Board."

ABOUT THE MEETING

Why am I receiving these materials?

        We are making these materials available to you on the Internet or, upon your request, delivering printed versions of these materials to you by mail, in connection with our Board's solicitation of proxies for use at our 2011 Annual Meeting of Stockholders (the "Annual Meeting" or the "meeting"). These materials include:

  •
  our Proxy Statement for the Annual Meeting; and

  •
  our 2010 Annual Report to Stockholders, which includes our audited consolidated financial statements.

        If you requested printed versions of these materials by mail, these materials also include the proxy card and an admission ticket for the Annual Meeting.

Who can vote?

        The Board has fixed the close of business (Eastern Time) on February 28, 2011 as the record date to determine who is entitled to receive notice of and to vote at the Annual Meeting. There were 964,138,156 shares of common stock, $0.01 par value per share, outstanding on the record date, each entitled to one vote. Only stockholders of record at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

What is a Notice of Internet Availability of Proxy Materials, and can I obtain a printed copy of the proxy materials?

        In accordance with the rules of the Securities and Exchange Commission (the "SEC"), we are providing access to our proxy materials over the Internet. Accordingly, on or about March 15, 2011, we are mailing to our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials (the "Notice"), which contains instructions on how to access our proxy materials over the Internet and vote online. If you received the Notice, you will not receive a printed copy of our proxy materials by mail unless you request one not later than April 13, 2011. If you wish to receive a printed copy of our proxy materials for the Annual Meeting, you should follow the instructions included in the Notice for requesting those materials.

 What is the purpose of the Annual Meeting?

        At our Annual Meeting, our stockholders will vote upon the matters outlined in the accompanying notice of meeting, including:

  •
  the election of nine directors to serve until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualified (see page 8);

  •
  the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011 (see page 57);

  •
  an advisory vote on executive compensation (see page 59); and

  •
  an advisory vote on the frequency of an advisory vote on executive compensation (see page 60).

        Management will report on GGP's performance during fiscal year 2010 and respond to appropriate questions from stockholders. In addition, representatives of Deloitte & Touche LLP are expected to be at the Annual Meeting to respond to appropriate questions.

Do I need a ticket to attend the meeting?

        You will need an admission ticket or proof of share ownership to enter the meeting. If you hold shares directly in your name as a stockholder of record and have received a printed copy of our proxy materials, an admission ticket is attached to your printed proxy card. If you plan to attend the meeting, please vote your proxy prior to the meeting but keep the admission ticket and bring it with you to the meeting. If you have not received a printed copy of our proxy materials, please request an admission ticket by writing to us at: General Growth Properties, Inc., 110 North Wacker Drive, Chicago, Illinois 60606-1511, Attention: Corporate Secretary.

        If your shares are held beneficially in the name of a broker or other nominee and you wish to be admitted to the meeting, you must present proof of your ownership of our common stock, such as a proxy or a letter from that broker or other nominee or a recent brokerage account statement.

        All stockholders must also present a form of photo identification, such as a valid driver's license or passport, in order to be admitted to the meeting.

        No cameras, recording equipment, electronic devices, large bags or packages will be permitted at the meeting.

What are the Board's voting recommendations?

        The Board of Directors recommends that you vote your shares FOR the election of each of the nominees to the Board (Proposal No. 1), FOR the ratification of the independent registered public accounting firm (Proposal No. 2), FOR the approval, on an advisory basis, of executive compensation (Proposal No. 3) and the approval of an ANNUAL advisory vote on executive compensation (Proposal No. 4).

What happens if additional proposals are presented at the meeting?

        Other than the matters described in this Proxy Statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If other matters are presented by or at the direction of the Board as permitted by our bylaws and you vote by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

 Who is entitled to vote?

        Only stockholders of record at the close of business (Eastern Time) on the record date, February 28, 2011, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or at any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each proposal to be voted on.

How do I vote my shares?

        If you are a "record" holder of our common stock (that is, if you hold your stock in your own name in the Company's stock records maintained by our transfer agent), you may vote over the Internet by following the instructions included in the Notice, or, if you received a printed copy of our proxy materials, you can also vote by mail or telephone. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. (Eastern Time) on April 26, 2011. Please see the Notice of Internet Availability of Proxy Materials or your proxy card for more information. If you sign and return a proxy for your shares, it will be voted as you direct and, if you do not provide direction on a matter to be voted on, your shares will be voted in accordance with the recommendations of the Board of Directors. You may also vote your shares by attending the Annual Meeting (for which an admission ticket is required) and voting in person by ballot at the meeting. For more information on how to do so, please see the Notice of Internet Availability of Proxy Materials and the form of proxy or the information provided to you by your broker, bank or other institutions holding your shares.

        If you hold shares of our common stock in "street name" (that is, through a broker, bank or other nominee), you will need to obtain a voting instruction form from the institution that holds your shares and follow the voting instructions on that form. It is important that you provide the broker, bank or other nominee who holds your shares with voting instructions on the matters to be voted on at the meeting. With respect to Proposal 1 (the election of directors), Proposal 3 (the advisory vote on executive compensation) and Proposal 4 (the advisory vote on the frequency for holding advisory votes on executive compensation), your broker or other institution generally will not be able to vote your shares unless you provide voting instructions. With respect to Proposal 2 (the ratification of the independent registered public accounting firm), your broker or other nominee in certain circumstances may be able to vote your shares in its discretion without voting instructions from you.

Can I change my vote?

        If you are a "record" holder, you may revoke a previously submitted proxy and change your vote by:

  •
  voting again over the Internet or by telephone by 11:59 p.m. (Eastern Time) on April 26, 2011 (only the latest Internet or telephone proxy will be counted);

  •
  properly executing and delivering a later-dated proxy card (your proxy must be received by the close of business (Eastern Time) on April 26, 2011);

  •
  voting by ballot at the Annual Meeting; or

  •
  sending a written notice of revocation to our Corporate Secretary at our principal executive offices, 110 North Wacker Drive, Chicago, Illinois 60606 (your notice must be received by the close of business (Eastern Time) on April 26, 2011).

        If you hold shares of our common stock in "street name," you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

 Who will bear the costs of soliciting votes for the meeting?

        Your proxy is being solicited by the Board on behalf of the Company. GGP will bear the entire cost of the solicitation of proxies from its stockholders. In addition to sending stockholders these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

What constitutes a quorum?

        If a majority of the shares of common stock outstanding on the record date are present in person or represented by proxy at the Annual Meeting, we will have a quorum, permitting the conduct of business at the Annual Meeting. As of the record date, we had 964,138,156 shares of common stock outstanding and entitled to vote. Abstentions and broker non-votes are counted as present in person or represented by proxy for purposes of determining whether a quorum exists.

What is a broker non-vote?

        A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How are shares held by a broker or nominee voted?

        Under New York Stock Exchange ("NYSE") rules, the ratification of the selection of an independent registered public accounting firm (Proposal No. 2), is considered a "routine" matter, and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. However, brokers may not vote on the other proposals contained in this Proxy Statement, which are considered "non-routine" proposals, unless they have received voting instructions from the beneficial owner. To the extent that they have not received voting instructions, brokers report such number of shares as "non-votes".

How are shares held in the General Growth 401(k) Savings Plan voted?

        If you hold your stock through the General Growth 401(k) Savings Plan (the "Savings Plan"), you have the right to instruct the trustees of the Savings Plan how to vote your shares. You can vote your shares by following the instructions on the enclosed proxy card. The trustee of the Savings Plan will have the voting instructions of each participant in the Savings Plan tabulated and will vote the shares of the participants by submitting a final proxy card representing the Savings Plan's shares for inclusion in the tally at the Annual Meeting. If you hold shares in this Savings Plan and do not vote, the Savings Plan trustee will vote your shares (along with all other shares in the Savings Plan for which instructions are not provided) in the same proportion as those shares for which instructions are received from other participants in the Savings Plan. In order for your instructions to be followed, you must provide instructions for the shares you hold through the Savings Plan by returning your completed and signed proxy card by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by the day before the meeting date, or by voting over the telephone or the Internet by 11:59 P.M. (Eastern Time) on the day before the meeting date.

 How will the proxy holders vote?

        The Board selected the persons named in the accompanying proxy, who have advised the Company that they intend to vote the shares represented by all properly executed and unrevoked proxies received by them FOR each of the Board nominees for director, FOR proposals 2 and 3 and FOR the approval of an ANNUAL advisory vote on executive compensation, if no contrary instructions are given. Further, either of these named persons will vote on any other matter which may come before the Annual Meeting in accordance with their best judgment.

What is the voting requirement to approve each of the proposals?

  •
  With respect to Proposal 1, the election of directors, any director receiving the majority of votes cast (meaning that the number of votes cast "for" a director must exceed 50% of the total number of votes cast "for" and "against" that director) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast by the shares present in person or by proxy at any such meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are not counted in the determination of votes cast, and thus do not have a direct effect on the outcome of voting for directors. Under Delaware law, if an incumbent director is not re-elected, the director will continue to serve on the Board as a "holdover director." If any incumbent director is not re-elected, under our Corporate Governance Guidelines, the director is required to tender his or her resignation for consideration by the Board. The Nominating and Governance Committee will consider the resignation, evaluating the best interest of the Company and its stockholders, and make a recommendation to the Board on whether to accept or reject the resignation. Each of the nominees has consented to serve as a member of the Board of Directors if he or she is re-elected. If any nominee is unable to serve if elected, it is intended that the proxies will be voted for the election of the other remaining nominees and may be voted for any substitute nominees of the Board. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

  •
  With respect to Proposal 2, to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter will be required to ratify the proposal. Abstentions will therefore have the same effect as negative votes.

  •
  With respect to Proposal 3, to approve, on an advisory basis, the Company's executive compensation, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter will be required to adopt the proposal. Abstentions will therefore have the same effect as negative votes. Broker non-votes will have no effect for the purpose of determining whether the proposal has been approved.

  •
  With respect to Proposal 4, to approve, on an advisory basis, the frequency of the advisory vote on executive compensation, the frequency receiving the greatest number of votes (one, two or three years) will be considered the frequency approved by stockholders. Abstentions and broker non-votes will have no effect on the vote.

NYSE rules do not allow brokers discretionary authority to vote in the election of directors (Proposal 1), in the approval, on an advisory basis, of executive compensation (Proposal 3) or in the approval, on an advisory basis, of the vote on the frequency of future advisory votes on executive compensation (Proposal 4). Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on Proposals 1, 3 or 4. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted in these matters.

RECENT EMERGENCE FROM CHAPTER 11

        In April 2009, GGP, Inc. (formerly General Growth Properties, Inc. and referred to as "Old GGP") and certain of its domestic subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), in the United States Bankruptcy Court of the Southern District of New York (the "Bankruptcy Court"). We refer to these filings as the "bankruptcy" or the "Chapter 11 Cases." On August 27, 2010, the Debtors filed with the Bankruptcy Court the third amended and restated plan of reorganization, as supplemented on September 30, 2010 (the "Plan"), and related third amended and restated disclosure statement. On October 21, 2010, the Bankruptcy Court entered an order confirming the Plan. The Plan became effective and Old GGP emerged from bankruptcy on November 9, 2010 (the "Effective Date").

        Pursuant to a series of restructuring transactions contemplated by the Plan, the Company was formed as a new entity, New GGP, Inc. ("New GGP"), and then subsequently renamed General Growth Properties, Inc. The Company then became the successor to Old GGP. Old GGP became a wholly owned subsidiary of the Company, and stockholders of Old GGP received shares of the Company.

        In order to fund a portion of the Plan, GGP entered into investment agreements (collectively, the "Investment Agreements") with affiliates of Brookfield Asset Management, Inc. (collectively, with its designees, as applicable, "Brookfield Investor"), affiliates of Fairholme Funds, Inc. ("Fairholme"), and affiliates of Pershing Square Capital Management ("Pershing Square," and together with Brookfield Investor and Fairholme, the "Plan Sponsors"), pursuant to which the Plan Sponsors, together with Blackstone Real Estate Partners VI L.P. and its permitted assigns ("Blackstone"), paid, on the Effective Date, $6.3 billion (comprised of $5.95 billion of our common stock at $10.00 per share and a $350 million short-term note which was subsequently repaid).

        On the Effective Date, GGP also issued 120 million warrants to purchase our common stock to the Plan Sponsors and Blackstone collectively. Following the Effective Date, the number of common shares that could be purchased upon the exercise of the outstanding warrants was increased by approximately 3.1 million as a result of adjustments required by the warrants. Other than the aggregate amount of approximately 59 million shares of common stock that would be issuable upon the exercise of warrants issued to Pershing Square and Fairholme, which may only be exercised upon 90 days' prior notice, the warrants are immediately exercisable. Fairholme subsequently sold substantially all of its ownership interest in the Company to Brookfield Investor, but retained its outstanding warrants to acquire our common stock.

        After the Effective Date, the composition of our Board of Directors changed significantly. During some or all of the period from January 1, 2010 until the Effective Date, depending on the individual, the following persons served as directors of Old GGP: Adam S. Metz, Thomas H. Nolan, Jr., William A. Ackman, John Bucksbaum, Debra A. Cafaro, Alan S. Cohen, Anthony Downs, John K. Haley, John T. Riordan, Sheli Z. Rosenberg, Glenn J. Rufrano and Beth Stewart. Messrs. Cyrus Madon and John G. Schreiber and Ms. Rosenberg were appointed to the Board of Directors and the Compensation Committee of New GGP on October 27, 2010, and additionally Messrs. Metz and Nolan were appointed to the Board of Directors of New GGP on its date of formation, in their respective roles as Chief Executive Officer and President. On the Effective Date, each member of the Old GGP Board of Directors resigned and Mr. Metz and Ms. Rosenberg continued their service on the Board of New GGP to which the following additional directors were appointed: Richard B. Clark, Mary Lou Fiala, Bruce J. Flatt, John K. Haley, and David J. Neithercut, and together with Messrs. Madon and Schreiber and Ms. Rosenberg formed the initial Board of Directors of New GGP. Mr. Metz remained on the Board of Directors of New GGP until his employment terminated on December 22, 2010 and Sandeep Mathrani joined the Board of Directors of New GGP on January 24, 2011.

        Pursuant to the Investment Agreements, our Board of Directors is required to have nine members, three of whom were designated by Brookfield Investor ("Brookfield Designees") and one of whom was designated by Pershing Square. Pershing Square's right to designate a director only applied to the initial Board of Directors of New GGP. Brookfield Investor's right to designate three directors will continue so long as Brookfield Investor beneficially owns at least 20% of our common stock on a fully diluted basis, with such right reducing to two directors if Brookfield Investor beneficially owns between 15% and 20% of our common stock on a fully diluted basis and one director if Brookfield Investor beneficially owns between 10% and 15% of our common stock on a fully diluted basis. Brookfield Investor will have no right to designate a director if it beneficially owns less than 10% of our common stock on a fully diluted basis.

        Pursuant to the terms of the Investment Agreements, the Company is obligated to nominate the Brookfield Designees, as part of its slate of directors and use its reasonable best efforts to have such persons elected to the Company's Board of Directors (subject to applicable law and NYSE rules). The Brookfield Designees are subject to such eligibility criteria as are applied in good faith by the Nominating and Corporate Governance Committee of the Company and the Board of Directors to other candidates. See "Director Nomination Process" below.

        The Brookfield Investor may designate a Brookfield Designee's replacement upon the death, resignation, retirement, disqualification or removal from office of such designee. In addition, subject to applicable law and NYSE rules, the Brookfield Designees must have proportional representation on any committee of the Board of Directors, except for special committees established for potential conflict of interest situations involving Brookfield Investor or any affiliate thereof, and except that only designees who qualify under the applicable rules of the applicable stock exchange or the SEC may serve on committees where such qualification is required.

        In accordance with the Investment Agreements, Messrs. Clark, Flatt and Madon were designated as directors, and Mr. Flatt was designated to serve as the initial chairman of the Company's Board of Directors by Brookfield Investor. Mr. Schreiber was designated as a director by Pershing Square.

        In addition, pursuant to the standstill agreements entered into between us and the Plan Sponsors, in connection with any stockholder meeting or consent solicitation relating to the election of members of the Board, Brookfield Investor may vote all of its shares of common stock as it wishes with respect to its nominees referred to in the preceding paragraph and, with respect to other nominees, may vote shares representing up to 10% of the outstanding common stock as it wishes but must vote the rest of its shares in proportion to the votes cast by other stockholders (excluding shares contractually required to be voted in proportion to the total number of votes cast pursuant to the standstill agreements), and Pershing Square may vote shares representing up to 10% of the outstanding common stock as it wishes, but it must vote the rest of its shares in proportion to the votes cast by other stockholders (excluding shares contractually required to be voted in proportion to the total number of votes cast pursuant to the standstill agreements).

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors unanimously recommends a vote
FOR the nine Board of Directors' nominees (Item 1 on the Proxy Card).

        Our Board of Directors is currently comprised of nine members. As of the Effective Date, we modified our bylaws to eliminate a classified board. As a result, each of the Company's directors serves for a one-year term and is subject to annual election by the stockholders. Accordingly, the stockholders will be asked to elect nine directors at the Annual Meeting. Each director will hold office until the Annual Meeting of Stockholders in 2012, and until a successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The Board of Directors, based on the recommendation of the Nominating and Governance Committee, has nominated the persons set forth below for a term of office commencing on the date of this year's Annual Meeting and ending on the date of the Annual Meeting of Stockholders in 2012 and until their respective successors are duly elected and qualified, or until his or her earlier death, resignation or removal. Each of these persons currently serves as a member of the Board.

Director Nomination Process

        The Nominating and Governance Committee annually selects candidates that it recommends to the Board of Directors to be nominees of the Board of Directors for election by the stockholders as directors. In addition, the Nominating and Governance Committee also selects candidates that it recommends to the Board of Directors for election as directors to fill vacancies. The Nominating and Governance Committee reviews with the Board, on an annual basis, the requisite experience, qualifications, attributes and skills of director nominees. The Nominating and Governance Committee considers many factors in identifying and recommending nominees for positions on the Board. This assessment includes independence, as well as consideration of factors such as integrity, objectivity, judgment, leadership, age, skills, experience and ability to devote adequate time to Board duties. Director nominees must possess appropriate qualifications and reflect a reasonable diversity of personal experience and background to promote our strategic objectives and to fulfill responsibilities as directors to our stockholders. In considering candidates, the Nominating and Governance Committee considers the background and qualifications of the directors as a group, and whether the candidates and existing directors together will provide an appropriate mix of experience, knowledge and attributes that will allow the Board to fulfill its responsibilities. The Nominating and Governance Committee and the Board do not have a formal diversity policy; however, in identifying nominees for director, the Nominating and Governance Committee considers a diversity of professional experiences, perspectives, education and backgrounds among the directors to ensure that a variety of perspectives are represented in Board discussions and deliberations concerning our business. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Governance Committee does not set specific minimum qualifications that candidates must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each candidate should be evaluated based on his or her merits, taking into account the needs of the Company and the composition of the Board of Directors as a whole.

        The Nominating and Governance Committee uses the same criteria to evaluate director candidates designated by Brookfield Investor pursuant to the Investment Agreements as it uses for all other candidates. See "Recent Emergence from Chapter 11" for a description of such designation rights.

        In identifying potential candidates for Board membership, the Nominating and Governance Committee relies on suggestions and recommendations from members of the Board, management, stockholders and others. The Nominating and Governance Committee will consider candidates recommended by stockholders, and those candidates will be evaluated in the same manner as other candidates. The Nominating and Governance Committee assesses which candidates appear to best fit the needs of the Board and the Company and interviews and evaluates those candidates. Candidates selected by the Nominating and Governance Committee are recommended to the full Board of Directors by the Committee. After the Board of Directors has approved a candidate (other than those designated pursuant to the Investment Agreements), the Board determines how to extend an invitation to join the Board.

        The Nominating and Governance Committee has not previously used outside consultants to help identify potential candidates. However, the Ad Hoc Governance Committee (as subsequently defined), in connection with the Company's emergence from bankruptcy, engaged AG Ferguson & Associates, Inc. to assist in identifying director candidates for the Board for those seats not being designated by Brookfield Investor or Pershing Square and to assist in the search for and retention of a new chief executive officer. For a full description of the Ad Hoc Governance Committee, see "Corporate Governance—Committees of the Board of Directors." The Nominating and Governance Committee may in the future choose to use outside consultants to help identify potential candidates and has sole authority to retain such outside consultants for this purpose.

Board of Directors and Nominees

        The current members of our Board of Directors are set forth below, along with a description of their business experience, directorships during the past five years and qualifications, attributes and skills. Each of the members of our Board of Directors is standing for reelection as a nominee of the Board of Directors and has agreed to serve if elected.

Name, Term and Age	Director Biographical Information
Richard B. Clark Director since November 2010 Age, 52	Mr. Clark has served as a director of GGP since November 2010. Mr. Clark is the Senior Managing Partner, Property Operations of Brookfield Asset Management Inc. ("Brookfield Asset Management") and a Director of Brookfield Properties Corporation ("Brookfield Properties"). Mr. Clark joined Brookfield Asset Management in 1996, and is responsible for its real estate operations. Mr. Clark is the Chief Executive Officer of Brookfield Properties, and formerly was the President of its U.S. Commercial Operations. Mr. Clark has been employed with Brookfield Properties' predecessors since 1984 in various executive roles. Mr. Clark holds a business degree from the Indiana University of Pennsylvania.
Key Attributes, Experience and Skills:
Mr. Clark's extensive experience in private equity, particularly in the real estate industry, allows him to make key contributions to our Board of Directors on investment and other strategy matters. Mr. Clark is a director designated by Brookfield Investor pursuant to the terms of the Investment Agreement with Brookfield Investor described under "Recent Emergence from Chapter 11."

Name, Term and Age	Director Biographical Information
Mary Lou Fiala Director since November 2010 Age, 59

Ms. Fiala has served as a director of GGP since November 2010. Ms. Fiala is the Co-Chairman of LOFT Unlimited, a personal financial and business consulting firm in Jacksonville, Florida. Ms. Fiala served as President and Chief Operating Officer of Regency Centers Corporation, a real estate investment trust (a "REIT") specializing in the ownership and operation of grocery anchored shopping centers, from January 1999 to December 2008. She was named Vice Chairman and Chief Operating Officer in January 2009, a position she served in until December 2009. In her role as Vice Chairman and Chief Operating Officer, Ms. Fiala was responsible for the operational management of Regency's retail centers nationwide. She is a current member of the Board of Directors for Regency Centers Corporation, Build-A-Bear Workshop, Inc., Stir Crazy, Inc. and CNL Macquarie Global Growth Trust. Ms. Fiala also served as the 2008-2009 Chairman of the International Council of Shopping Centers. Ms. Fiala earned a bachelor's degree in science from Miami University.

Key Attributes, Experience and Skills:
Ms. Fiala has extensive operational experience in the retail industry, which brings the perspective of our tenants to our Board of Directors. Prior to working with Regency, Ms. Fiala served as Managing Director of Security Capital Global Strategic Group Incorporated, where she was responsible for the development of operating systems for the firm's retail-related initiatives. Previously, she also served as Senior Vice President and Director of Stores for Macy's East/Federated Department Stores, where she was responsible for 19 Macy's stores in five states, generating more than $1 billion in sales volume. Before her tenure at Macy's, Ms. Fiala was Senior Vice President of Henri Bendel and Senior Vice President and Regional Director of stores for Federated's Burdine's Division. Her prior leadership roles allow her to provide to our Board of Directors insight on management and operational initiatives.

Name, Term and Age	Director Biographical Information
Bruce J. Flatt Director since November 2010 Chairman of the Board Age, 45	Mr. Flatt has served as a director and Chairman of the Board of GGP since November 2010. Mr. Flatt has been Chief Executive Officer of Brookfield Asset Management since February 2002 after joining Brookfield in 1990. Mr. Flatt holds a business degree from the University of Manitoba.
Key Attributes, Experience and Skills:
Mr. Flatt has been instrumental in the global expansion of the asset management business of Brookfield Asset Management throughout the last twenty years. In this capacity, Mr. Flatt has served on over 15 public company boards, acted as Chairman of a number, and been instrumental in the launch of a number of public companies across the global capital markets. Mr. Flatt's extensive experience in serving on the boards of public companies, including as chairman of the board, gives him valuable insight in the operations of public companies, and his long-time experience at Brookfield Asset Management, particularly in property operations, provides him with knowledge in financial investments and strategy in our industry that benefit our Board of Directors. Mr. Flatt is a director designated by Brookfield Investor pursuant to the terms of the Investment Agreement with Brookfield Investor described under "Recent Emergence from Chapter 11."
John K. Haley Director since September 2009 Age, 60

Mr. Haley has served as a director of GGP since September 2009. Mr. Haley was a partner at Ernst & Young LLP in Transaction Advisory Services from 1998 until 2009 and led the Transaction Advisory Services practice in Boston, Massachusetts. Prior to that, he was an Audit Partner at Ernst & Young LLP from 1988 until 1997, where he served as audit partner on a variety of public and private companies. He is a current member of the Board of Directors of Body Central Corp. and JWC Acquisition Corp. Mr. Haley holds a degree in accounting from Northeastern University and has completed executive programs at Harvard Business School, Northwestern University and Babson College.

Key Attributes, Experience and Skills:
Mr. Haley has financial expertise and significant experience in SEC registrations, restructurings, special investigations and forensic investigations. Mr. Haley has given expert testimony on financial and accounting matters, and has experience in the real estate and retail industries. Mr. Haley is a member of the American Society of Certified Public Accountants and serves as chair of the Town of Wellesley Advisory Committee. Mr. Haley's extensive professional accounting and financial experience, including with respect to public company requirements and SEC registrations, allow him to provide key contributions to the Board of Directors on financial, accounting and corporate governance matters.

Name, Term and Age	Director Biographical Information
Cyrus Madon Director since October 2010 Age, 45	Mr. Madon has served as a director of GGP since October 2010. Mr. Madon is the Senior Managing Partner of Brookfield Asset Management responsible for private equity and finance activities and has been a member of the Brookfield Asset Management team since 1998. Mr. Madon holds a business degree from Queen's University.
Key Attributes, Experience and Skills:
Mr. Madon's experience in restructuring, corporate finance and banking, particularly in the real estate industry, allow him to make valuable contributions to the Board of Directors on such matters. Mr. Madon has extensive experience in restructuring, corporate finance, and merchant banking across a broad range of industries, including real estate, real estate services and manufacturing. Mr. Madon is a director designated by Brookfield Investor pursuant to the terms of the Investment Agreement with Brookfield Investor described under "Recent Emergence from Chapter 11."
Sandeep Mathrani Director since January 2011 Chief Executive Officer Age, 48

Mr. Mathrani has served as a director of GGP since January 2011 when he also became the Company's Chief Executive Officer. Prior to joining the Company, Mr. Mathrani was the President of Retail for Vornado Realty Trust and was responsible for all of its U.S. Retail Real Estate and India Operations. Mr. Mathrani holds a Master of Engineering, Master of Management Science, and Bachelor of Engineering from Stevens Institute of Technology.

Key Attributes, Experience and Skills:
Vornado Realty Trust is one of the largest REITs in the country, with a total capitalization of over $31 billion. The Retail division consists of over 200 owned and/or managed properties located in twenty-one states and Puerto Rico, totaling over 31 million square feet. A real estate industry veteran with over 20 years of experience, Mr. Mathrani joined Vornado in February 2002 after having spent eight years with Forest City Ratner, where he was Executive Vice President responsible for that company's retail development and related leasing in the New York City metropolitan area. Mr. Mathrani's leadership role with the Company as well as his prior leadership roles at real estate companies provide him with key experience in business and in the real estate industry and contribute to his ability to make strategic decisions with respect to our business. In addition, his in-depth knowledge of our business strategy and operations due to his role as our Chief Executive Officer enable him to provide valuable contributions and facilitate effective communication between management and the Board.

Name, Term and Age	Director Biographical Information
David J. Neithercut Director since November 2010 Age, 55	Mr. Neithercut has served as a director of GGP since November 2010. Mr. Neithercut is the President and Chief Executive Officer and a member of the Board of Trustees of Equity Residential, a REIT focused on the acquisition, development and management of apartment properties in various U.S. markets. Mr. Neithercut has been the President of Equity Residential since May 2005 and became Chief Executive Officer and a trustee of Equity Residential in January 2006. Mr. Neithercut joined Equity Residential in 1995 as the company's Chief Financial Officer and served in that capacity until August 2004 when he was named Executive Vice President—Corporate Strategy. Prior to joining Equity Residential, Mr. Neithercut was Senior Vice President of Finance for Equity Group Investments, an affiliate of Equity Residential's predecessor company. Mr. Neithercut is a member of the Executive Committee of the National Multi Housing Council, a member of the Urban Land Institute and a member of the Executive Committee of the National Association of Real Estate Investment Trusts. Mr. Neithercut holds a bachelor's degree from St. Lawrence University and an M.B.A. from the Columbia University Graduate School of Business.
Key Attributes, Experience and Skills:
Mr. Neithercut's leadership experience in working with residential REITs, as well as his membership in industry committees, provides our Board with valuable insight and knowledge into REIT operations and strategy and the REIT industry in general.
Sheli Z. Rosenberg Director since April 2010 Age, 69

Ms. Rosenberg has served as a director of GGP since April 2010. Ms. Rosenberg is currently a director of CVS Caremark, a health care services and drugstore chain company, Equity Lifestyle Properties, Inc., a manufactured home community REIT, Ventas, Inc., a health care REIT, and Nanosphere, Inc., a molecular diagnostics products company, and was a trustee of Equity Residential until May 2010. Ms. Rosenberg was an Adjunct Professor at Northwestern University's J.L. Kellogg Graduate School of Business from 2003 until 2009, and she served as a director of Avis Budget Group, Inc., a vehicle rental company until April 2008. Ms. Rosenberg was the former President, Chief Executive Officer and Vice Chairwoman of Equity Group Investments, L.L.C., a privately held real estate investment firm, having held those titles at various times from 1999 through 2003. Ms. Rosenberg holds a bachelor's degree from Tufts University and a J.D. from Northwestern University School of Law.

Key Attributes, Experience and Skills:
Ms. Rosenberg is a recognized leader in the real estate industry, with experience in the legal and real estate fields, including operational and REIT industry experience, as well as many years of service on multiple public company boards and committees.

Name, Term and Age	Director Biographical Information
John G. Schreiber Director since October 2010 Age, 64	Mr. Schreiber has served as a director of GGP since October 2010. Mr. Schreiber is the President of Centaur Capital Partners, Inc. and a Partner and Co-Founder of Blackstone Real Estate Advisors. Mr. Schreiber has overseen all of Blackstone's real estate investments since 1992. Previously, Mr. Schreiber served as Chairman and Chief Executive Officer of JMB Urban Development Co. and Executive Vice President of JMB Realty Corp. Mr. Schreiber is a past board member of Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company and AMLI Residential Properties Trust and he currently serves on the board of JMB Realty Corp. and a number of mutual funds managed by T. Rowe Price Associates. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School.
Key Attributes, Experience and Skills:
Mr. Schreiber has extensive experience in overseeing financial investments in the real estate industry, and he has held leadership roles focused on shopping center development and strategy. His investment and operational experience contribute to our Board of Directors. Mr. Schreiber is a director who was designated by Pershing Square pursuant to the terms of the Investment Agreement with Pershing Square described under "Recent Emergence from Chapter 11."

 CORPORATE GOVERNANCE

Board Meetings and Attendance

        During 2010, the Board of Directors of Old GGP held 29 meetings prior to the Effective Date, and the Board of Directors of New GGP held two meetings prior to the Effective Date and one meeting on the Effective Date. Each of the incumbent directors for both Old GGP and New GGP attended at least 75% of all meetings of the Board and those Board committees on which he or she served during 2010. The Company encourages its Board members to attend annual meetings of its stockholders. The Company did not have an annual stockholders meeting in 2010 as a result of the bankruptcy.

Meetings of Non-Employee Directors

        The non-employee directors hold regular meetings without any member of management present. Until November 2010, a rotating presiding director was designated to chair each of the meetings of the non-employees directors. Beginning on the Effective Date, Mr. Flatt became the independent Chairman of the Board and will preside over all meetings of the non-employee directors.

Board Leadership Structure

        It is the current policy of the Board that the role of Chairman and Chief Executive Officer are separate, and that the Chairman is independent within the meaning of the NYSE listing standards. Therefore, the positions of Chairman of the Board and Chief Executive Officer are held by separate persons. The Board believes the current structure is appropriate and effective for the Company. The Board believes that there are advantages to having an independent Chairman of the Board for matters such as communications and relations between the Board, the Chief Executive Officer, and other senior leadership; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust senior leadership, Board, and Chief Executive Officer evaluation processes. In addition, the Board believes that the current leadership structure helps to ensure that the appropriate level of oversight, independence and responsibility is applied to all Board decisions, including risk oversight. The duties of the independent Chairman of the Board include: working with the Chief Executive Officer and other directors to set the agenda for the Board meetings; presiding over all meetings of the Board, the Annual Meeting and executive sessions of the independent directors; and serving as the principal liaison on Board-wide issues. The Chairman serves as an information resource for the independent directors and acts as a liaison between directors, committee chairs and management.

Risk Oversight

        The Company is exposed to a wide variety of risks in its business activities, including market, strategic, operational, financial, legal, competitive and regulatory risks. Our Board of Directors is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk. Our Board, as a whole, directly administers its risk oversight function through regular interactions with our management and, from time to time, input from independent advisors. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in setting our business strategy at least annually is a key part of its oversight of risk management, its assessment of management's appetite for risk and its determination of what constitutes an appropriate level of risk for GGP. The Board receives updates in the ordinary course from management and outside advisors regarding risks we face, including litigation and various operating risks. The risk oversight function is also administered through the standing committees of our

Board of Directors, which oversee risks inherent in their respective areas of responsibility, reporting to our Board regularly and involving our Board as necessary.

        Our Board committees oversee certain aspects of risk management as follows:

  •
  The Audit Committee assists the Board in the oversight of the Company's risk management process. The Audit Committee is responsible for overseeing risk management as it relates to GGP's financial condition, financial statements, financial reporting process and accounting matters, the adequacy of our risk-related internal controls, and internal investigations. The Audit Committee reviews and discusses with management and the independent auditor the Company's major financial risk exposures and any significant non-financial risk exposures, and related policies and practices to assess and control such exposures, including the Company's risk assessment and risk management policies, and review the role of the Board in the risk oversight of the Company, such as how the Board administers its oversight function.

  •
  The Compensation Committee is responsible for overseeing GGP's overall compensation practices, policies and programs and assessing the risks associated with such practices, policies and programs, including risks related to the executive officer compensation programs such as those that are attendant to incentive-driven compensation plans.

  •
  The Nominating and Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and GGP's corporate governance, including evaluating and considering evolving corporate governance best practices.

        The Board and its relevant committees review with GGP's management the risk management practices for which they have oversight responsibility. Since overseeing risk is an ongoing process and inherent in GGP's strategic decisions, the Board and the relevant committees do not view risk in isolation, but discuss risk throughout the year in relation to proposed actions and initiatives. Further, we believe that our current leadership structure, including that of having an independent Chairman, enhances the Board's ability to oversee the Company's risks.

Committees of the Board of Directors

        Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. The current standing committees are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board may, however, from time to time, establish or maintain additional committees as necessary or appropriate. The table below shows current membership for each of the standing Board committees.

Audit Committee	Nominating and Governance Committee	Compensation Committee
Mary Lou Fiala	Richard B. Clark	Cyrus Madon
John K. Haley*	John K. Haley	Sheli Z. Rosenberg
David J. Neithercut	Sheli Z. Rosenberg*	John G. Schreiber*

*
Denotes Chair.

        Committee members and Chairs are appointed by the Board upon recommendation of the Nominating and Governance Committee with consideration of the desires of individual directors. The Board considers rotating committee members periodically, but the Board does not have a rotation policy.

        The Board and each standing committee have the power to hire independent legal, financial or other advisers as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance. Directors have complete access to the Board's advisers.

        Each of the committees operates under a written charter. Copies of these charters can be obtained from our website at www.ggp.com under the "Investment—Corporate Governance" heading or by writing to our Corporate Secretary at our principal executive offices.

        During 2010 the Board formed an ad hoc committee charged with the responsibility of reviewing the Company's capital raising alternatives in conjunction with its emergence from bankruptcy (the "Capital Committee") and an ad hoc governance committee (the "Ad Hoc Governance Committee") to make recommendations to the Nominating and Governance Committee about director candidates for the Board for those seats not being designated by Brookfield Investor or Pershing Square pursuant to their respective designation rights under the Investment Agreements. Both committees were unofficial in nature and created for a temporary limited purpose, both of which fulfilled their purposes before the end of 2010. Participants in the Capital Committee processes included Messrs. Haley, Metz and Nolan and Misses Cafaro, Stewart and Rosenberg. Participants in the Ad Hoc Governance Committee included Messrs. Riordan and Metz and Ms. Rosenberg, and Stephen Shepsman, a member of the Equity Committee relating to our bankruptcy. Messrs. Metz and Nolan were the Company's Chief Executive Officer and President/Chief Operating Officer, respectively, until the termination of their employment on December 22, 2010. Each non-employee director that was a member of one of these informal committees received a one-time payment of $15,000 for membership on each committee in recognition of the additional responsibility and services provided by such members with respect to their duties to the Board.

Audit Committee

        The Board has a separately-designated standing Audit Committee, established in accordance with the requirements of the SEC. The Audit Committee currently consists of Messrs. Haley (Chairman) and Neithercut and Ms. Fiala. The Board of Directors has affirmatively determined that all of the members of the Audit Committee meet the requirements for independence and expertise, including financial literacy for the purposes of serving on the audit committee, under applicable NYSE listing standards and SEC rules. The Board of Directors has also determined that Mr. Haley qualifies as an "audit committee financial expert" under applicable SEC rules.

        The primary purpose of the audit committee is to assist the Board's oversight of:

  •
  the quality and integrity of the Company's financial statements;

  •
  the Company's systems of control over financial reporting and disclosure controls and procedures;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications, performance and independence;

  •
  the performance of the Company's internal audit function and independent auditors; and

  •
  related party transactions.

        The Audit Committee also prepares the report required to be prepared by the committee and included in the Company's annual meeting proxy statement pursuant to SEC rules.

        The Audit Committee has the authority to retain and compensate independent legal, accounting, or other advisors and experts and the Company will provide appropriate funding for the compensation of any such advisors. The Audit Committee has the sole authority (on behalf of the Company) to appoint, retain or replace the Company's independent registered public accounting firm, who reports directly to the Audit Committee, although the Audit Committee has a policy of seeking stockholder ratification of the appointment of the Company's independent registered public accountants, as described in Proposal 2. The Audit Committee meets with the independent auditor without any member of management present, prior to release of the annual audited financial statements, to discuss the independent registered public accounting firm's views about the qualitative aspects of the Company's financial reporting.

        The Audit Committee is empowered to investigate any matter brought to its attention with full access to the Company's books, records, facilities and personnel. Further, the Audit Committee may form and delegate authority to subcommittees when appropriate.

        Finally, the Audit Committee reviews and discusses with management and the independent auditor the Company's major financial risk exposures and the steps management has taken to monitor any significant non-financial risk exposures, and related policies and practices to assess and control such exposures, including the Company's risk assessment and risk management policies, and review the role of the Board in the risk oversight of the Company, such as how the Board administers its oversight function.

        The Audit Committee held ten meetings during 2010.

Nominating and Governance Committee

        In accordance with the listing standards of the NYSE, the Nominating and Governance Committee is comprised solely of independent directors. The primary functions of the Nominating and Governance Committee include:

  •
  establishing criteria and qualifications for board membership, including independence and considering diversity among director nominees;

  •
  identifying individuals qualified to serve as directors of our company;

  •
  assessing the contributions and qualifications of all candidates for director (including those designated pursuant to the Investment Agreements), including their specific experience, qualifications, attributes and skills in light of the Company's business and structure.

  •
  recommending to the Board the director nominees for the next annual meeting of stockholders;

  •
  advising the Board with respect to the board composition, procedures and committees;

  •
  developing and recommending to the board a set of corporate governance guidelines and principles and overseeing the implementation of the Company's governance practices;

  •
  leading the Board in its annual review of the Board's performance, as well as reviewing and considering on an annual basis whether the then-current Board leadership structure is the most appropriate structure for the Company; and

  •
  reviewing the overall corporate governance of our company and recommending improvements when necessary.

        According to the Committee's recently revised charter, the Nominating and Governance Committee has sole authority to retain any search firm to be used to identify director candidates and the sole authority to approve the search firm's fees and other retention terms. The Nominating and Governance Committee also has the authority to retain and compensate independent advisors and experts and the Company will provide appropriate funding for the compensation of any such advisors. See "Director Nomination Process" for more information on the Nominating and Governance Committee.

        The Nominating and Governance Committee is empowered to investigate any matter brought to its attention with full access to the Company's books, records, facilities and personnel. Further, the Nominating and Governance Committee may form and delegate authority to subcommittees when appropriate.

        The Nominating and Governance Committee held six meetings in 2010.

Compensation Committee

        In accordance with the listing standards of the NYSE, the Compensation Committee is comprised solely of independent directors. The Compensation Committee has responsibility for evaluating and approving, as a committee or together with the Board (or independent directors as appropriate) as directed by the Board, the compensation of directors and executive officers of the Company. The primary functions of the Compensation Committee include:

  •
  recommending to the Board for consideration, the form and amount of compensation and benefits of our executive officers, key employees and directors;

  •
  evaluating whether the Company's compensation structure establishes appropriate incentives and considering the risks of the Company's compensation policies and practices for its employees and executives including whether there are risks that are reasonably likely to have a material adverse effect on the Company;

  •
  reviewing and approving the Company's overall compensation strategy and policies;

  •
  reviewing and approving, in consultation with the independent directors, compensation for our Chief Executive Officer;

  •
  reviewing and approving, as a committee or together with the Board (as directed by the Board), the compensation for the other executive officers of the Company;

  •
  annually reviewing and approving the form and amount of compensation of directors;

  •
  monitoring and reviewing our compensation and benefit plans;

  •
  monitoring compliance with legal prohibitions on loans from the Company to directors and executive officers of the Company;

  •
  administering our stock and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Board of Directors concerning such matters;

  •
  preparing the compensation committee report required by SEC rules to be included in our annual report;

  •
  reviewing and discussing with management the compensation, discussion and analysis disclosure required by SEC rules, compensation practices as related to risk management, and the disclosure in the proxy materials regarding the stockholder advisory vote on executive compensation ("say-on-pay");

  •
  reviewing and recommending to the Board the frequency of the say-on-pay vote;

  •
  reviewing the results of the advisory say-on-pay vote and considering whether to make any adjustments to the Company's executive compensation policies and practices;

  •
  preparing recommendations and periodic reports to the Board of Directors as appropriate; and

  •
  handling such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.

        The Compensation Committee also has the authority to retain and compensate independent legal counsel and accounting or other advisors and experts and the Company provides appropriate funding for the compensation of any such advisors. However, before selecting a compensation consultant, the Committee considers the independence of such person or entity and, with respect to any compensation consultant who has been engaged by the Committee to provide advice on the amount or form of executive or director compensation, the Committee reviews and approves any engagement of such consultant to provide any other services to the Company. The Committee also reviews at least annually the nature of any services provided to the Company by any other compensation consultant who provided advice or recommendations on the amount or form of executive or director compensation to the Committee or to management as well as all remuneration provided to such consultant.

        The Compensation Committee is empowered to investigate any matter brought to its attention with full access to the Company's books, records, facilities and personnel. Further, the Compensation Committee may form and delegate authority to subcommittees when appropriate.

        The Compensation Committee administers our Cash Value Added Incentive Compensation Plan (the "CVA Plan"), the 2003 Incentive Stock Plan (the "2003 Incentive Plan"), the 2010 Equity Incentive Plan (the "2010 Plan") and all other incentive-compensation or equity-based plans in which our executive officers may participate and which we may adopt from time to time. The Compensation Committee is also responsible for reviewing and discussing with the Company's management the "Compensation Discussion and Analysis" set forth on page 30 and preparing the "Compensation Committee Report" set forth on page 42 of this Proxy Statement.

        The Compensation Committee held 23 meetings in 2010.

        The "Compensation Discussion and Analysis" section set forth on page 30 discusses the Compensation Committee's responsibilities and actions.

Director Independence

        The Board consists of nine directors, all of whom, other than our Chief Executive Officer, are independent within the meaning of the listing standards of the NYSE.

        The Board reviewed director independence in February 2011. During this review, the Board considered transactions and relationships between each director (including any member or his or her immediate family, if any) and the Company and its subsidiaries and affiliates. In making independence determinations, the Board considered each relationship not only from the standpoint of the director, but also from the standpoint of persons and organizations with which the director has a relationship. The purpose of this review is to determine whether any such relationship or transactions would interfere with the director's independent judgment, and therefore be inconsistent with a determination that the director is independent.

        When assessing the independence of the directors designated by Brookfield Investor and Pershing Square, the Board considered that they were nominated by significant stockholders of the Company, but concluded that this did not impair their independence. As required by the NYSE, the Board considered whether the nominated director himself had a material relationship with GGP (either directly or as a partner, stockholder, or officer of an organization that has a relationship with GGP). A relationship is "material" if, in the judgment of the Board, the relationship would interfere with the director's independent judgment. In assessing the independence of Mr. Schreiber, the Nominating and Governance Committee and the Board considered the Urban Shopping Centers L.P ("Urban") litigation. In October 2004, certain limited partners (the "Urban Plaintiffs") of Urban filed a lawsuit against Urban's general partner, Head Acquisition, L.P. ("Head"), as well as The Rouse Company, L.P. (n/k/a The Rouse Company, LLC), Simon Property Group, Inc., Westfield America, Inc., and various of their affiliates, including Head's general partners (collectively, the "Urban Defendants"), in the Circuit

Court of Cook County, Illinois. Old GGP, GGP Limited Partnership ("GGPLP") and other affiliates were later included as Urban Defendants. The lawsuit alleges, among other things, that the Urban Defendants breached the Urban partnership agreement, unjustly enriched themselves through misappropriation of partnership opportunities, failed to grow the partnership, breached their fiduciary duties, and tortiously interfered with several contractual relationships. The Urban Plaintiffs seek relief in the form of unspecified monetary damages, equitable relief and injunctive relief, the last of which would require the Urban Defendants, including Old GGP and its affiliates, to engage in certain future transactions through the Urban partnership. The case is currently in discovery. John Schreiber, a GGP director, serves on the board of directors of, and is an investor in, an entity that is a principal investor in the Urban Plaintiffs, and is himself an investor in the Urban Plaintiffs and, therefore, has a financial interest in the outcome of the litigation that is adverse to us. The Board expects Mr. Schreiber to recuse himself from all, if any, discussions of this matter.

        As a result of this review, the Board affirmatively determined that the following members of the Company's Board, including each of those directors standing for election at the Annual Meeting (four of whom were nominated by Brookfield Investor and Pershing Square collectively), are independent of the Company and its management under NYSE listing standards: Messrs. Clark, Flatt, Haley, Madon, Neithercut and Schreiber and Misses Fiala and Rosenberg. Mr. Mathrani is not independent due to his employment as Chief Executive Officer of the Company.

        In addition, we are not aware of any relationships of Messrs. Ackman, Cohen, Downs, Haley, Riordan and Rufrano and Misses Cafaro, Rosenberg and Stewart that affected their independence during their service as directors on the Board of Old GGP during 2010. Messrs. Metz and Nolan, however, were not independent during 2010 due to their employment as Chief Executive Officer and President, respectively, of the Company, and Mr. Bucksbaum was not independent due to the shares beneficially owned by General Trust Company in its capacity as trustee of trusts, where certain of these trusts are the partners of M.B. Capital (as subsequently defined) and the beneficiaries of the trust are certain members of the Bucksbaum family. See the "Security Ownership of Certain Beneficial Owners and Management" section set forth on page 51 for a more detailed description.

Important Governance Policies

        Each of these policies is available on our website at www.ggp.com under the "Investment—Corporate Governance" heading. In addition, a copy may be obtained by writing to our Corporate Secretary at our principal executives offices.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, which, among other matters:

  •
  describe matters relating to director qualifications and responsibilities;

  •
  establish a director resignation policy;

  •
  provide that our directors have full and free access to the Company's officers and employees;

  •
  require the Board to conduct an annual self-evaluation; and

  •
  set forth stock ownership guidelines for our non-employee directors.

        Our Corporate Governance Guidelines provide that no director may serve on more than three other public company boards unless the Board determines that such simultaneous service would not impair the individual's ability to effectively serve on the Board. Directors must advise the Chairman of the Board and the Chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on another public company board or any assignment to the audit committee or compensation committee of the board of any public company of which such director is already a member.

        In addition, individual directors who substantially change the principal occupation or business association they held when they were elected to the Board are expected to volunteer to resign from the Board in order to provide an opportunity for the Board, through the Nominating and Governance Committee, to review the appropriateness of continued Board membership under the circumstances.

        Our Corporate Governance Guidelines require any nominee for director in an uncontested election at our Annual Meeting to tender his or her resignation for consideration by the Nominating and Governance Committee if a majority of the votes represented by shares of the Company that are outstanding and entitled to vote in the election are designated to be "withheld" from or are voted "against" his or her election. The Nominating and Governance Committee will then evaluate the best interest of the Company and its stockholders and recommend to the Board of Directors the action to be taken with respect to any tendered resignation.

Stock Ownership Guidelines for Non-Employee Directors

        The Board believes that stock ownership by its non-employee directors is an important component of its corporate governance policies. Our stock ownership guidelines for non-employee directors, which are set forth in full in our Corporate Governance Guidelines, require that each non-employee director, other than those designated by a significant investor, own at least the lesser of 20,000 shares or shares having a market value of $300,000 of our common stock by the third anniversary of the director's election to the Board and each anniversary thereafter.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics (the "Code"), which is applicable to all employees, directors and officers of the Company and its subsidiaries and affiliates. The Code includes a process and a toll-free telephone number for anonymous reports of potentially inappropriate conduct or potential violations of the Code. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code for the Company's principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, by posting such information on the Company's website.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

        There were no related party transactions for 2010.

Related Party Transactions Policy

        Our Related Party Transactions Policy is designed to assist with the proper identification, review and disclosure of related party transactions. Under this policy, any transaction or proposed transaction between the Company and related parties is required to be disclosed to the Audit Committee, and the Audit Committee is responsible for reviewing and approving such transactions. The Audit Committee may only approve a transaction between the Company and a related party if the transaction is on terms that are comparable to terms the Company could obtain in an arm's length transaction with an unrelated third party, and either the term of the transaction does not exceed one year or the Company can terminate the agreement evidencing the transaction upon reasonable notice to the related party. A related party for purposes of this policy means:

  •
  an officer or director of the Company;

  •
  a stockholder directly or indirectly beneficially owning in excess of five percent of the Company;

  •
  a person who is an immediate family member of, or shares a household with, an officer or director; or

  •
  an entity that is either wholly or substantially owned or controlled by someone listed above.

        This policy does not apply to transactions of a type in which all Company employees may participate, a transaction that involves compensation for services rendered to the Company as an employee or director, or a transaction that involves the conversion or redemption of outstanding interests in GGPLP.

 COMPENSATION OF DIRECTORS

        Directors who are our employees receive no fees for their services as directors. Non-employee directors receive an annual fee for their service on the Board and reimbursement of expenses incurred in attending meetings.

        During the bankruptcy in 2010, the Board of Directors and executive team were focused on the reorganization of the Company; therefore our director compensation program, as administered by the Compensation Committee, was developed to focus on the timely emergence of the Company from bankruptcy. After the Effective Date, both our Board of Directors and executive management team changed significantly, as did the focus of our director compensation program. The Compensation Committee adopted resolutions after the Effective Date to reflect this change in the compensation fee structure for non-employee directors. The compensation fee structure policy changed from a combination of a flat fee and per meeting fee prior to the Effective Date, to purely flat fees.

        The chart below sets forth the fee structure for non-employee directors prior to the Effective Date, November 9, 2010.

Annual fee paid to:
All non-employee Directors, except Chairman	$50,000
Non-employee Chairman	$225,000(1)
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Nominating and Governance Committee Chair	$10,000
Other Committee Chairs	Up to $20,000
Lead Director	$20,000
Fee for each meeting attended:
Board meetings attended in person	$1,500
Board meetings attended telephonically	$1,000
All Audit Committee meetings	$1,500
Other Committee meetings attended in person	$1,500
Other Committee meetings attended telephonically	$1,000
Equity Awards for non-employee directors:
New Director Awards	Award of 10,000 shares of restricted stock for each new non-employee director upon election to the Board.(2)
Annual Awards	Award of 10,000 shares of restricted stock.(2)

(1)
The non-executive Chairman, John Bucksbuam, only received a flat annual fee and did not receive any meeting fees or retainers. Mr. Bucksbaum also received health benefits under the health benefit plans provided to employees of the Company, without paying a participation fee.

(2)
If the restricted stock awards had a value of less than $90,000, as such value was determined for financial statement purposes, then the difference was paid to each non-employee director in cash in four equal quarterly payments.

        The chart below sets forth the new fee structure for non-employee directors effective as of December 7, 2010. There was no director compensation paid during the period of November 9, 2010 through December 7, 2010.

Annual fee paid to:
All non-employee Directors, including Chairman	$150,000(1)
Chairman	$25,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Nominating and Governance Committee Chair	$10,000
Partial year cash fee for 2010:	$15,000(2)
Equity Awards:
New Director Award	$75,000(3)

(1)
Payable quarterly in arrears in cash and/or restricted stock in the proportion elected by each non-employee director before the end of the prior calendar year. The number of restricted shares to be issued pursuant to the 2010 Plan is determined based on the closing price of the Company's common stock on the first trading day of the calendar year (rounded to the nearest whole share). The restricted stock will be granted at the beginning of each year, but will vest over the calendar year 25% on the last day of each calendar quarter. A non-employee director, other than those designated by a significant stockholder, must elect to receive at least 2/3 of his or her annual fee in the form of restricted stock if such director does not meet the thresholds set forth in the Company's Stock Ownership Guidelines for Non-Employee Directors (see "Corporate Governance—Important Governance Policies" for a description of our Stock Ownership Guidelines). If a director is no longer a director at the end of the calendar quarter, no cash payment for the quarter will be due to the director and the restricted shares scheduled to vest as of the end of that quarter and thereafter will be forfeited. If a non-employee director joins the Board mid-year, the entire amount of the annual fee for the remainder of the year shall be paid in cash.

(2)
This fee was intended to cover the period for service from November 9, 2010 to December 31, 2010, but this partial year cash fee will be paid with the first quarter 2011 director fees.

(3)
The New Director Award vests one-third on the grant date and one-third on each of the first and second anniversaries of the grant date. The number of shares to be issued is determined based on the closing price of the Company's common stock on the trading day either on or after the grant date (rounded to the nearest whole share).

        The following table summarizes the compensation earned by or paid to each of our non-employee directors prior to November 9, 2010.

2010 Director Compensation—Prior to November 9, 2010

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
William A. Ackman	60,931		—	—		60,931
John Bucksbaum	249,456		—	125,189	(3)	374,645
Debra A. Cafaro	64,351	(4)	315,000	—		379,351
Alan S. Cohen	168,565		147,700	—		316,265
Anthony Downs	145,935		147,700	—		293,635
John K. Haley	163,635	(4)	147,700	—		311,335
John T. Riordan	176,022	(4)	147,700	—		323,722
Sheli Z. Rosenberg*	170,636	(4)	309,200	—		479,836
Glenn J. Rufrano	80,717		—	—		80,717
Beth Stewart	188,652	(4)	147,700	—		336,352
Cyrus Madon*(5)	—		—	—		—
John Scheiber*(5)	—		—	—		—

*
Denotes continuing director after November 9, 2010.

(1)
This amount represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Assumptions used in the calculation of these amounts are included in the footnote "Stock-Based Compensation Plans" included in the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Each of Messrs. Cohen, Downs, Haley and Riordan, and each of Misses Cafaro, Rosenberg and Stewart received 10,000 shares of restricted stock on May 10, 2010 as their annual equity award. Each of Misses Cafaro and Rosenberg received an additional 10,000 shares of restricted stock on March 29, 2010 and April 13, 2010, respectively, as their new director equity award.

(3)
This amount represents the amount that Mr. Bucksbaum received as reimbursement of legal expenses regarding his role as a director.

(4)
Includes $15,000 supplemental payments received for services provided by members of the temporary Ad Hoc Governance Committee or Capital Committee. Ms. Rosenberg served on both committees and she received a $30,000 payment.

(5)
Messrs. Madon and Schreiber were appointed to the Company's Board of Directors on October 27, 2010 but did not earn any compensation during the period from October 27, 2010 to November 9, 2010.

        The following table summarizes the compensation earned or paid to each of our non-employee directors who served from November 9, 2010 to December 31, 2010.

2010 Director Compensation—November 9, 2010 to December 31, 2010

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Richard B. Clark*	15,000	—	—	15,000
Mary Lou Fiala	15,000	75,003	—	90,003
Bruce J. Flatt*(4)	—	—	—	—
John K. Haley	15,000	75,003	—	90,003
David J. Neithercut	15,000	75,003	—	90,003
Sheli Z. Rosenberg	15,000	75,003	—	90,003
Cyrus Madon*(4)	—	—	—	—
John G. Schreiber*	15,000	75,003	—	90,003

*
Denotes director designated pursuant to the Investment Agreements.

(1)
This amount represents the partial year cash fee that was awarded as compensation to cover the period of service from November 9, 2010 to December 31, 2010, but will be paid with first quarter 2011 director fees.

(2)
Each of Messrs. Haley, Neithercut and Schreiber and each of Misses Fiala and Rosenberg received 4,747 shares of restricted stock on December 2, 2010. Messrs. Clark, Flatt and Madon forfeited their equity award of 4,747 shares of restricted stock earned on December 2, 2010.

(3)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the footnote "Stock-Based Compensation Plans" included in the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

(4)
Messrs. Flatt and Madon elected to forego director compensation for 2010.

        Directors are encouraged to periodically participate in appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies.

EXECUTIVE OFFICERS

        The executive officers of the Company are generally appointed by the Board annually and are currently as follows:

Name	Age	Position
Sandeep Mathrani	48	Chief Executive Officer
Alan J. Barocas	62	Senior Executive Vice President, Leasing
Steven J. Douglas	43	Executive Vice President and Chief Financial Officer
Michael H. McNaughton	43	Executive Vice President, Asset Management
Andrew J. Perel	49	Executive Vice President, Secretary and General Counsel
Richard S. Pesin	47	Executive Vice President, Anchors, Development and Construction
Hugh K. Zwieg	51	Executive Vice President, Finance
Catherine C. Hollowell	49	Senior Vice President, Human Resources
Edmund J. Hoyt	59	Senior Vice President, Chief Accounting Officer

        Please see the "Proposal 1: Election of Directors" section on page 8 for biographical information concerning Mr. Mathrani. Biographical information concerning the rest of our executive officers is set forth below.

        Alan J. Barocas, 62, joined GGP in January 2011 and is currently Senior Executive Vice President of Leasing. Mr. Barocas was the principal of Alan J Barocas and Associates, a retail real estate consulting group that he founded in May 2006, specializing in assisting retailers, developers and investment groups in the development, execution and assessment of their growth and investment strategies. Prior to May 2006, Mr. Barocas spent 25 years at Gap, Inc., the last 20 of which he held various executive positions in its real estate department including as Senior Vice President of Real Estate and Construction from October 2000 until his departure from Gap, Inc. in 2006. Mr. Barocas was a past trustee of ICSC. In January 2007, Mr. Barocas was named to the Board of Directors of Stage Stores, Inc. Mr. Barocas received a BS in Business Administration from the University at Albany.

        Steven J. Douglas, 43, was named as GGP's Executive Vice President and Chief Financial Officer in July 2010. From January 2009 to July 2010. Mr. Douglas served as president of Brookfield Properties. Mr. Douglas was a key member of the Brookfield Properties team for more than 16 years, serving in a variety of senior positions at Brookfield Properties and Brookfield Asset Management. Mr. Douglas was a senior managing partner at Brookfield Asset Management, where he focused on its operations and international portfolio. From 2003 to 2006, he was Chief Financial Officer of Falconbridge Limited. From 1996 until 2003, Mr. Douglas served as Chief Financial Officer of Brookfield Properties. Mr. Douglas joined Brookfield Properties from Ernst & Young. Mr. Douglas received his Bachelor of Commerce degree from Laurentian University and is a Chartered Accountant.

        Michael H. McNaughton, 43, joined GGP in 2001, and has served as GGP's Executive Vice President of Asset Management since May 2010. From January 2009 to June 2010 he served as Senior Vice President with oversight of department stores, Big Box retailing, land, hotel and restaurant functions for GGP's portfolio. Previously, he served as Senior Vice President of Asset Management, with responsibility for 17 properties totaling 20 million square feet. Prior to joining GGP, Mr. McNaughton was a founding partner and Senior Vice President of CORO Realty Advisors, an Atlanta-based investment advisory brokerage and redevelopment firm. He served as a founding member of the NAIOP Mixed-Use Development national forum and is an active member of the Urban Land Institute. Mr. McNaughton received a BA in management from Framingham State College.

        Andrew J. Perel, 49, joined GGP in January 2011 and currently serves as Executive Vice President, Secretary and General Counsel. Mr. Perel has practiced law for 25 years and was a senior partner with extensive experience in commercial real estate, litigation, corporate, securities, environmental and insurance law. He was formerly the managing partner of the New York office of

Steptoe & Johnson, LLP, as well as a member of the firm's Executive Committee. Prior to joining Steptoe, Mr. Perel served in other positions of increasing responsibility: chairman of the Environmental Practice Group at Cadwalader, Wickersham & Taft, LLP and co-chairman of the Real Estate Department and chairman of the Structured Finance Department, as well as the managing partner of the Newark, NJ and Charlotte, NC offices of Rosenman & Colin (now, Katten Muchin Rosenman LLP). In addition to his management responsibilities, Mr. Perel has advised Fortune 100 corporations, top financial institutions and REITs in matters ranging from complex securitizations, financings, mergers and acquisitions, initial public offerings, environmental and other regulatory affairs and general corporate advice. Mr. Perel received a B.A. from Brandeis University and a J.D. from Brooklyn Law School.

        Richard S. Pesin, 47, joined GGP in January 2011 and currently serves as Executive Vice President of Anchors, Development and Construction. Mr. Pesin was Executive Vice President and Director of Retail Development for Forest City Ratner Companies. Mr. Pesin oversaw all aspects of retail development and leasing. With more than 25 years of experience in retail site acquisition, development, and leasing, Mr. Pesin led the company's program to bring innovative shopping centers to underserved urban markets. During his 15 year tenure with the company, Mr. Pesin was directly responsible for more than 4.5 million square feet of new development with a cost of more than $1.5 billion. In his executive role, he also remained closely involved with the ongoing operation and leasing of Forest City Ratner Companies' 4.5 million square foot retail portfolio. Mr. Pesin received a B.A. in Economics and Political Science from Duke University.

        Hugh K. Zwieg, 51, joined GGP in March 2010 and is currently Executive Vice President of Finance. From January 2007 until he joined GGP, Mr. Zwieg was the Chief Executive Officer of Wind Realty Partners, an organization which provides advisory, operating and disposition services in connection with the marketing and sale of office property portfolios. From 1989 to December 2006, Mr. Zwieg held various positions with CMD Realty Investors, L.P., a privately held real estate operating company focused on the acquisition and development of office and industrial properties throughout the United States, with average assets under management of approximately $1 billion, including the positions of President and Chief Financial Officer since 2004.

        Catherine C. Hollowell, 49, joined GGP in 1998 and has served as GGP's Senior Vice President of Human Resources since March 2009. Ms. Hollowell served as Vice President of Human Resources from 2004 to 2009 and has held various positions of increasing responsibility since joining the Company in 1998.

        Edmund J. Hoyt, 59, joined GGP in November 1986 and has served as GGP's Senior Vice President and Chief Accounting Officer since 2000 and Interim Chief Financial Officer from October 2008 until July 2010. During his time with GGP, Mr. Hoyt has held various positions in the financial planning, accounting and controllership areas.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis discusses the compensation policies and decisions relating to our named executive officers ("NEOs") for 2010. This discussion should be read together with the compensation tables for the NEOs that can be found in this Proxy Statement following this discussion.

        Most of the compensation policies and decisions for the 2010 NEOs were made during the pendency of the Chapter 11 Cases of Old GGP by the Compensation Committee of the Board of Directors of Old GGP (the "Old GGP Compensation Committee") and approved by the Bankruptcy Court after discussions with the various stakeholders. During this period, the Board of Directors and executive team were focused in large part on meeting the challenges of one of the largest and most complex bankruptcies in U.S. history. Our compensation program took into account the difficult economic and operational conditions and personal demands that management faced and was designed to incentivize management to develop and execute a plan of reorganization that would benefit all stakeholders and promote the timely emergence of Old GGP from bankruptcy, as well as maximize the value of Old GGP. Ultimately, management successfully and expeditiously developed and executed a plan that provided for a substantial equity investment by the Plan Sponsors, a full recovery for the Company's creditors and a substantial recovery for the Company's stockholders. See "Recent Emergence from Chapter 11" for information on the bankruptcy.

        In anticipation of our emergence from bankruptcy, prospective members of our Board of Directors, who had been identified as such by the Plan Sponsors, conducted an active and thorough search for a new chief executive officer of the Company. This resulted in the hiring of Mr. Sandeep Mathrani on October 27, 2010 to commence employment as our Chief Executive Officer on January 17, 2011 and to serve as a consultant during the interim. On October 27, 2010, the Compensation Committee of GGP's Board of Directors (the "Current Compensation Committee"), whose members differed entirely from the Old GGP Compensation Committee, was established. The initial action of the Current Compensation Committee was limited to approval of the selection of Mr. Mathrani and the terms of his compensation.

        Following the Effective Date, the immediate objective of our compensation program has shifted to building a new senior executive team and motivating them to fully realize the Company's growth potential. After the Effective Date, the Current Compensation Committee and the full Board of Directors, with input from Mr. Mathrani, have overseen a number of significant changes to the Company's executive team.

        Our NEOs in 2010 were as follows:

  •
  Adam S. Metz, Chief Executive Officer(1)

  •
  Thomas H. Nolan, Jr., President and Chief Operating Officer(1)

  •
  Steven J. Douglas, Executive Vice President, Chief Financial Officer(2)

  •
  Edmund J. Hoyt, Senior Vice President, Interim Chief Financial Officer(2)

  •
  Robert A. Michaels, Vice Chairman(3)

  •
  Sharon M. Polonia, Executive Vice President, Asset Management(3)

  •
  Joel L. Bayer, Senior Vice President, Chief Investment Officer

  •
  Ronald L. Gern, Senior Vice President, General Counsel and Secretary(3)

(1)
The employment of Messrs. Metz and Nolan terminated as of December 22, 2010, and they will not be NEOs for fiscal year 2011. For a description of their respective employment agreements and the terminations thereof, see "Employment Arrangements of Former Executive Officers" on page 40 and "Termination and Severance" on page 49.

(2)
Mr. Hoyt ceased to be Interim Chief Financial Officer in July 2010. Although Mr. Hoyt continues to serve as an executive officer of the Company, Mr. Douglas was appointed Executive Vice President and Chief Financial Officer on July 22, 2010. For a description of Mr. Douglas' employment arrangements, see "Employment Arrangements of New Executive Officers" on page 42.

(3)
The employment of Ms. Polonia, Mr. Gern and Mr. Michaels terminated as of July 6, 2010, February 15, 2011 and March 1, 2011, respectively.

        Mr. Mathrani began serving as the Chief Executive Officer of the Company on January 17, 2011, and therefore was not an NEO for fiscal year 2010. For a description of Mr. Mathrani's employment agreement, see "Employment Arrangements of New Executive Officers" on page 41.

        For 2010, the NEOs received base salary and short term incentive compensation pursuant to the Cash Value Added Incentive Compensation Plan (the "CVA Plan"), which is the Company's incentive plan for all full-time employees. In addition, the emergence of Old GGP and certain of its domestic subsidiaries from bankruptcy on the Effective Date completed one of two performance periods under the terms of Old GGP's Key Employee Incentive Plan (the "KEIP"), which was adopted in 2009 to replace historic equity grants that would not customarily be made during the pendency of the Chapter 11 Cases and to align management interests with the interests of Old GGP's stakeholders. As a result of the completion of such performance period, 48 employees, including the NEOs, received the first of two incentive payments under the KEIP. The KEIP participants received the second incentive payment following the completion of the second performance period in February 2011. Because the KEIP participants' rights to receive the two incentive payments were fully vested on the Effective Date, both incentive payments are included in compensation expense for 2010 and have been reflected in the compensation tables for the NEOs that follow this discussion.

        The Old GGP Compensation Committee approved the target opportunities for the participants under the CVA Plan and the KEIP to incentivize management to make extraordinary efforts to achieve the emergence from bankruptcy and successful and timely reorganization of the Company.

Compensation Policies and Programs

        The primary goal of GGP's executive compensation program is to attract, motivate and retain executives who possess the high quality skills and talent necessary to lead and, where appropriate,

transform GGP's business. GGP seeks to foster a performance-oriented environment by directly linking a significant part of each executive officer's total compensation to short-term operating performance and long-term enterprise value. During 2009 and 2010, GGP's compensation goals also included the Company's successful and timely reorganization under the Bankruptcy Code. Now that the Company has successfully emerged from bankruptcy, the Current Compensation Committee plans to conduct a thorough review of GGP's compensation goals and policies, and overall compensation objectives for 2011 to ensure that its compensation programs continue to align executive compensation of key employees with the best interests of stockholders by rewarding performance based upon the attainment of annual financial and strategic goals. The Current Compensation Committee has retained FPL Associates, L.P., an independent compensation consultant, to assist it in this review.

        The following are the key elements of our executive compensation policies:

        Total Compensation Should Be Competitive.    Competitiveness of the Company's compensation is a significant factor considered in establishing the Company's executive compensation. The compensation of the executive officers during 2009 and 2010 was benchmarked against the Benchmark Companies and the Survey Benchmarks (each as described below). The Old GGP Compensation Committee specified the market median of the Benchmark Companies as GGP's competitive pay objective when establishing total compensation for the executive officers during 2009 and 2010. The compensation of executive officers during 2009 and 2010 was also a product of extensive discussions among the Old GGP Compensation Committee and the various stakeholders and their advisors during the Chapter 11 Cases.

        Alignment of Interests with GGP Stakeholders.    Executive officers should act in the interests of all GGP stakeholders. During the Chapter 11 Cases, we believed that our stakeholders included all persons who had a valid debt or equity claim against the Debtors and that an increase in the value of recovery of such claims effectively aligned executive officer and stockholder interests and provided proper motivation for enhancing such recovery value. Since the Effective Date, we believe that the relevant stakeholders are GGP stockholders and that an equity stake effectively aligns executive officer and stockholder interests and provides proper motivation for enhancing stockholder value.

        Compensation Must Be Commensurate With the Employee's Value to the Company.    Total compensation is higher for individuals with greater responsibility and greater ability to influence the Company's achievement of targeted results and strategic initiatives, as evidenced in 2010 particularly with respect to the KEIP. Ideally, as position and responsibility increases, the proportion of an executive officer's total compensation that varies with individual executive and Company performance objectives increases.

        Compensation Must Be Transparent.    The Company's executive compensation program is intended to be transparent and easily identifiable.

        Executive Stock Ownership.    The Company does not have an executive officer stock ownership policy; however, following the Effective Date, the Company believes that a substantial amount of an executive officer's compensation should be based or be otherwise dependent on the value of the Company's common stock. The Company does have a stock ownership guideline for non-employee directors which is described under "Corporate Governance—Important Governance Policies" in this Proxy Statement.

        Pursuant to its charter, the Compensation Committee, as a committee or together with the Board of Directors (or independent directors as appropriate), is responsible for the overall review, modification and approval of corporate goals and objectives relevant to the compensation of our Chief Executive Officer and the other officers of the Company.

Compensation Committee Process

        Overview.    In early 2009, following the commencement of the Chapter 11 Cases, the Old GGP Compensation Committee and management began to consider changing Old GGP's compensation structure to incentivize employees and align employee goals with Old GGP's reorganization efforts. As a result of GGP's entry into bankruptcy, the decision was made to modify the CVA Plan (as modified, the "Modified CVA Plan"), which is the Company's short-term incentive compensation plan, and, given the uncertainty related to the effectiveness of equity incentives in a bankruptcy environment, change the form of long-term incentive compensation from equity to cash.

        Additionally, on September 29, 2010, Old GGP approved the form of the 2010 Equity Incentive Plan (the "2010 Plan"), which provides for grants of stock-based awards and performance-based compensation (collectively, the "Awards") to directors, officers and other employees of GGP and on October 27, 2010, in anticipation of the consummation of the Plan and following its approval by the Bankruptcy Court, New GGP adopted the 2010 Plan. The purpose of the Awards is to attract, retain and motivate GGP's directors, officers and employees by providing them with a proprietary interest in the Company's long-term success or compensation based on the attainment of performance goals.

        The Old GGP Compensation Committee determined that the terms of the Company's Amended and Restated Employment Agreements with Messrs. Metz and Nolan, as approved by the Bankruptcy Court, including the elements of cash and equity compensation payable to each of them, were reasonable and consistent with the Company's compensation goals and policies for 2010.

        Engagement of Hewitt.    In May 2009, the Old GGP Compensation Committee engaged Hewitt Associates, LLC ("Hewitt"), a compensation committee advisory firm, to assist with four principal tasks:

  •
  determining whether continuation of the CVA Plan and/or implementation of a key employee incentive program was necessary to provide market competitive compensation;

  •
  preparing a comparative analysis to assist in analyzing the need for incentive plans and the appropriate levels of compensation of any such plans;

  •
  developing the terms and conditions of any such plans; and

  •
  assisting with other executive compensation needs as they might arise.

        In June 2010, the Old GGP Compensation Committee engaged Hewitt to conduct an executive compensation analysis to refresh the data provided in 2009 and to consider post-bankruptcy compensation levels for the Company's executive officers. Hewitt did not provide any non-compensation related services to management or the Company in 2010.

        Benchmark Analysis.    Compensation paid by the Benchmark Companies was a significant factor considered by the Old GGP Compensation Committee in designing incentive compensation plans for 2009 and 2010, as well as in establishing compensation for the NEOs and the Modified CVA Plan targets (as subsequently defined) for 2010. The compensation practices of the Benchmark Companies were reviewed to assess whether Old GGP's compensation practices were competitive in, and reasonable as compared to, the marketplace.

        In 2010, the Benchmark Companies recommended by Hewitt consisted of 18 publicly-traded companies in the real estate industry, including ten which were used as Benchmark Companies in years prior to 2009 and eight others included in both 2009 and 2010. The Old GGP Compensation Committee agreed that the 2010 Benchmark Companies represented an appropriate peer group for benchmarking GGP's pay level practices because the component companies are in the same industries as the Company. The "Benchmark Companies" are:

• Boston Properties Inc.	• Pennsylvania Real Estate Investment Trust
• CBL & Associates Properties, Inc.	• Prologis
• Developers Diversified Realty Corporation	• Simon Property Group, Inc.
• Equity Residential	• SL Green Realty Corp
• Federated Realty Investment Trust	• SL Green Realty Corp
• Glimcher Realty Trust	• Taubman Centers, Inc.
• HCP, Inc.	• The Macerich Company
• Host Hotels & Resorts, Inc.	• Vornado Realty Trust
• Kimco Realty Corporation	• Weingarten Realty Investors

        The Old GGP Compensation Committee also reviewed executive compensation data as provided by Hewitt from real estate and general industry surveys from the following sources (the "Survey Benchmarks"): Hewitt Total Compensation Measurement (TCM) Survey; NAREIT Compensation Survey; Mercer Real Estate Compensation Survey; US Mercer Benchmark Database—Executive Survey; and Watson Wyatt Data Services: Survey Report on Top Management Compensation.

        Base salary, total cash compensation (base salary and short-term incentive compensation) and total direct compensation (total cash compensation and long-term incentive compensation) for Old GGP's executive officers were compared to the compensation paid for comparable positions by the Benchmark Companies, as well as companies included in the Survey Benchmarks. The pay data of these companies was adjusted to take into account the relative asset size of the Benchmark Companies and the survey data was adjusted to take into account relative revenue size.

        In addition, the Old GGP Compensation Committee reviewed benchmarking data prepared by Hewitt regarding incentive compensation plans from distressed organizations and companies involved in recent bankruptcy proceedings. This data was used to confirm the appropriate metrics and structures of incentive plans in companies undergoing restructuring.

        Modifications to Incentive Compensation Programs for 2009 and 2010.    Hewitt reviewed the incentive compensation practices of GGP and the Benchmark Companies. Hewitt's 2009 analysis showed that the Benchmark Companies had both short and long term incentive programs for their key employees. Therefore, from a market perspective, Hewitt recommended continuation of some form of the CVA Plan as an essential part of employee compensation package. Based upon Hewitt's recommendation, the Old GGP Compensation Committee concluded at that time, based on its review of the Benchmark Companies and in light of GGP's bankruptcy, that total compensation to the executive officers should be targeted at the market median.

        Specifically, Hewitt determined that without the CVA Plan, GGP would fall well below the market median for compensation paid to its executive officers. In addition, to remain competitive and ensure the alignment of key employees and stakeholders in the restructuring, Hewitt recommended that GGP implement the KEIP to provide eligible employees long-term performance cash incentive opportunities in lieu of GGP's prior equity award practices.

        After receiving Hewitt's recommendations and proposals on modifying the CVA Plan and implementing the KEIP in 2009, management presented these recommendations to the Old GGP Compensation Committee, which authorized management to develop the plans in consultation with various stakeholders in the Chapter 11 Cases, including the official unsecured creditors' committee, the official equity committee and the United States Trustee.

        The Old GGP Compensation Committee determined that implementing these employee incentive programs was important to create incentives based on meaningful defined financial goals to motivate employees and executives to work hard and to undertake and deliver on important tasks to enhance GGP's value. These incentive programs were designed to tie an employee's incentive award with operating and financial performance, as well as, where applicable, value creation based on stakeholder recoveries. If none of the minimum performance goals were satisfied under the Modified CVA Plan or the KEIP, then there would have been no payout under the applicable employee incentive program.

        After significant dialogue and negotiation with the various constituencies, the Old GGP Compensation Committee and the full Board approved the Modified CVA Plan and the KEIP in July 2009. The plans were approved by the Bankruptcy Court in October 2009 based on the support and recommendation of the official unsecured creditors' committee, the official equity committee and the United States Trustee.

        Hewitt did not recommend, and the Old GGP Compensation Committee did not adopt, any significant changes to GGP's compensation programs in 2010 as GGP was still focused on emerging from bankruptcy until its emergence on November 9, 2010.

        Role of Messrs. Metz and Nolan in Establishing Compensation.    Messrs. Metz and Nolan played a significant role in the compensation-setting process for executive officers other than themselves during 2010. The most significant aspects of their role included: recommending performance targets for the Modified CVA Plan, advising the Old GGP Compensation Committee with respect to attainment of such performance targets, evaluating the performance of the other executive officers and recommending the base salary and individual Modified CVA Plan and KEIP target incentive awards of the other executive officers. Messrs. Metz and Nolan regularly participated in meetings of the Old GGP Compensation Committee during 2009 and 2010 to provide this information. Mr. Mathrani is expected to have a similar role in 2011.

        Results of Review.    After a review of the compensation paid by the Benchmark Companies and the other factors described above, the Old GGP Compensation Committee concluded that the payments of cash and grants of incentive awards to the NEOs discussed below under "Elements of Compensation" and the payments of cash and grants of incentive awards made to the other executive officers were reasonable and consistent with GGP's philosophy and policies for 2010. Specifically, with respect to the KEIP and the Modified CVA Plan, the Old GGP Compensation Committee determined that the payout formulas established by these plans were fair and reasonable in light of the Company's bankruptcy, the goal of motivating management to assist with the Company's timely emergence from bankruptcy and the desire for total compensation to be at the market median.

Elements of Compensation

        The Old GGP Compensation Committee designed each of the elements of compensation for the NEOs to further the goals and policies set forth above and to support and enhance GGP's business strategy. Base salary is designed to provide a minimum level of guaranteed pay. Short-term incentives reward short-term operating and financial performance. Long-term incentives are designed to align management interests with the interests of GGP's stakeholders and reward continued excellence and long-term growth.

        The Old GGP Compensation Committee determined the aggregate amounts and mix of compensation for Messrs. Metz and Nolan based upon a review of the guaranteed, short-term and long-term mix of compensation for the Benchmark Companies. The mix of compensation for Messrs. Metz and Nolan were then used to determine the appropriate mix of compensation for the other executive officers. The aggregate compensation paid to each of our NEOs in 2010 was above the market median as a result of the final payout amounts under the KEIP, as discussed in more detail below.

        Base Salary.    The base salaries for Messrs. Metz and Nolan were established pursuant to their October 2008 employment agreements, as amended on March 6, 2009 and as amended and restated on September 8, 2010 (the "Amended and Restated Employment Agreements"). The employment of Messrs. Metz and Nolan terminated as of December 22, 2010.

        Steven J. Douglas was named as GGP's Executive Vice President and Chief Financial Officer in July 2010, and his annual base salary for 2010 was $650,000. In March 2010, Mr. Hoyt's salary was adjusted to $535,000 (from $710,000) in anticipation of the change in the scope of his responsibilities.

        There were no other adjustments to base salaries of the NEOs during 2010.

        Cash Bonus Awards.    None of the NEOs received any discretionary cash bonuses for 2010.

        Modified CVA Plan.    The short-term performance-based annual cash incentive portion of our compensation program has historically been, and in 2010 continued to be, paid pursuant to the Modified CVA Plan, which is designed to reward participants for their contribution to the achievement of annual corporate performance goals. Pursuant to their Amended and Restated Employment Agreements, Messrs. Metz and Nolan were not entitled to discretionary cash bonuses during 2010 and instead became participants in the Modified CVA Plan as of January 1, 2010.

        In addition to GGP's executive officers, approximately 2,400 employees participated in the Modified CVA Plan in 2010. Based on a review of total compensation at the Benchmark Companies and Survey Benchmarks as conducted by Hewitt in 2009, the establishment of the target incentive awards for the participating executive officers was generally designed by management in consultation with the Old GGP Compensation Committee in 2009 to achieve aggregate market median compensation for 2009 and during the remainder of the Chapter 11 Cases assuming 100% Modified CVA Plan payout. The Old GGP Compensation Committee believed this was appropriate in light of GGP's bankruptcy circumstances. The target incentive awards for the NEOs in 2010 were reviewed and established by the Old GGP Compensation Committee in June 2010 as follows:

Executive	Modified CVA Plan Target Incentive Awards (as a percent of base salary)
Adam S. Metz	133%
Thomas H. Nolan, Jr.	128%
Steven J. Douglas	75%
Edmund J. Hoyt	50%
Robert A. Michaels	25%
Sharon M. Polonia	N/A
Joel L. Bayer	75%
Ronald L. Gern	50%

        The Modified CVA Plan award for executive officers is equal to base salary times their target incentive award times the applicable payout percentage (see schedule below), subject to a limited discretionary adjustment by Mr. Mathrani in 2010, as set out in the Modified CVA Plan, based on individual executive officer performance. The payout percentage under the Modified CVA Plan is determined based on achievement of the EBITDA target and using the payout performance levels illustrated below:

	Modified CVA Plan Payouts
	Performance Level (EBITDA)	Payout Percentage of CVA Target Opportunity
Maximum	109% and above	200% of Target
Target	100%	100% of Target
Low Performance	92%	11.1% of Target
Threshold	91% or below	No Payout

        For eligible NEOs, the performance target under the Modified CVA Plan in 2010 was based on EBITDA, which for purposes of the Modified CVA Plan is defined as "NOI" plus property management revenue less corporate overhead (excluding restructuring costs) and capitalized costs. For purposes of the Modified CVA Plan, "NOI" means the aggregate operating revenues of GGP's and its subsidiaries' real estate properties and master planned communities less the aggregate property and related expenses of such properties and communities (excluding interest, depreciation, amortization, reorganization and extraordinary expenses, and impairment charges).

        The performance targets for 2010 were recommended by management, approved by the Old GGP Compensation Committee, agreed to by the various stakeholders in the Chapter 11 Cases and approved by the Bankruptcy Court. For 2010, target EBITDA was $2,064.5 million which was then adjusted to $2,058.3 million ("2010 Target EBITDA") to reflect the disposition of certain properties prior to year end. The target EBITDA was designed to reflect GGP's estimated performance so that the goal of providing market median compensation would be achieved if performance met expectations. Establishment of a target that would achieve market median compensation created a total compensation package that was competitive in accordance with GGP's compensation philosophy and policies. In 2010, GGP achieved EBITDA performances of 96.8% of 2010 Target EBITDA, when including Messrs. Metz and Nolan's early termination costs, and 101.4% when not including their respective early termination costs. The applicable EBITDA payout percentage recommended by the Board was 100% (before any adjustments made by Mr. Mathrani).

        The calculated awards under the Modified CVA Plan for 2010 were reviewed and modified based on each executive officer's relative individual performance at the recommendation of Mr. Mathrani, as Chief Executive Officer, as follows:

Executive	CVA Award Based upon 2010 EBITDA Performance Level	Adjusted Award Based upon CEO Recommendation
Adam S. Metz	$1,995,000	$1,995,000
Thomas H. Nolan, Jr.	$1,600,000	$1,600,000
Steven J. Douglas	$216,370	$250,000
Edmund J. Hoyt	$267,500	$300,000
Robert A. Michaels	$300,000	$300,000
Sharon M. Polonia	N/A	N/A
Joel L. Bayer	$450,000	$225,000
Ronald L. Gern	$232,500	$250,000

        KEIP.    The KEIP was designed to provide long-term incentive compensation for the duration of the Chapter 11 Cases. The Old GGP Compensation Committee was authorized to designate participants in the KEIP. All of our NEOs, other than Mr. Douglas, are included in the 48 employees eligible to participate in the KEIP. These 48 participants were chosen either because they were essential to GGP's operations or integral to the bankruptcy reorganization process and/or creating long-term enterprise value.

        KEIP target opportunities were broadly designed to provide median aggregate market compensation on a two-year annualized basis, assuming Plan recoveries were at the "Objective 1" level in the "KEIP Payouts" chart below. The KEIP target opportunities for the NEOs as approved by the Old GGP Compensation Committee were:

Executive	KEIP Target Incentive Awards (as a percent of base salary)
Adam S. Metz	225%
Thomas H. Nolan, Jr.	200%
Steven J. Douglas	N/A
Edmund J. Hoyt*	99.53%
Robert A. Michaels	40%
Sharon M. Polonia	125%
Joel L. Bayer	125%
Ronald L. Gern	100%

*
Mr. Hoyt's KEIP target opportunity was revised from 75% to 99.53% in March 2010 to maintain his original participation level in the KEIP notwithstanding the reduction in his base salary.

        The target opportunities for all participants in the KEIP established the target pool of dollars to be paid pursuant to the KEIP. This target pool was not subject to a cap under the terms of the KEIP.

        The KEIP payout formula is based on plan recoveries in the Chapter 11 Cases to all unsecured creditors and third party equity holders of GGP, GGPLP, GGPLP L.L.C., and Rouse (collectively, the "Parent Level Debt and Equity"). The payout opportunity was designed to increase as recoveries increase and, therefore, maximizes enterprise value creation. The KEIP performance metrics are the (1) recovery value to the Parent Level Debt and Equity based on the value in the Plan calculated on the Emergence Date (the "Plan Recovery Value"), and (2) market value of the consideration distributed to the Parent Level Debt and Equity 90 days after the Emergence Date (the "Market Recovery Value"). Each of these recovery values is then applied to the executive officers' KEIP target opportunities using a payout curve to calculate their payouts under the KEIP. The executive officers' payouts are based 40% on the Plan Recovery Value and 60% on the Market Recovery Value. Payout levels under the KEIP were required to be determined based on the Plan Recovery Value and the Market Recovery Value using a payout curve with a threshold level, and no maximum, as illustrated in the chart below.

	KEIP Payouts
	Percentage of Plan Recovery Value & Market Recovery Value	Payout Percentage of KEIP Target Opportunity
Threshold	45% or below	No Payout
Low Performance	46%	5% of Target
Objective 1	65%	Target
Objective 2	85%	2 times Target
Objective 3	95%	3 times Target
Objective 4	105%	4 times Target
Uncapped	>105%

        Payout levels were required to be interpolated between the illustrated threshold and objective levels and above based upon the payout curve. If, pursuant to the Plan, the Parent Level Debt was satisfied in full and the Parent Level Equity received no distribution, the recovery would be 100%. A percentage above 100% would be the result of a distribution pursuant to the Plan to the Parent Level Equity. The plan recovery of the KEIP was left without a maximum to incentivize management to maximize the recovery to the Parent Level Debt and Equity.

        The actual percentage of Plan Recovery Value was 190.1% and payments to the NEOs, based on Plan Recovery Value, were equal to 40% of 12.5 times each officer's KEIP Target opportunity, since the payout percentages continue to increase beyond the highest objective level because the achieved percentage of Plan Recovery Value was greater than 105%. The actual percentage of Market Recovery Value was 205.1%, which is based on the value of GGP's and The Howard Hughes Corporation's stock subsequent to GGP's emergence from bankruptcy, and payments to the NEOs, based on Market Recovery Value, were equal to 60% of 14.0 times each officer's KEIP Target opportunity. The substantial payments under the KEIP were a function of, among other things, Old GGP's creditors receiving a full recovery and the stockholders of Old GGP receiving a substantial recovery pursuant to the Plan and an increase in the market value of the Company's common stock substantially in excess of the values at the time the KEIP was being considered and was ultimately adopted.

        The aggregate payout under the KEIP to all participants was $181.5 million and the NEOs received the following aggregate KEIP payments (in millions):

Executive	KEIP Payments
Adam S. Metz	$44.3
Thomas H. Nolan, Jr.	$32.7
Steven J. Douglas	N/A
Edmund J. Hoyt	$7.1
Robert A. Michaels	$6.4
Sharon M. Polonia	$7.8
Joel L. Bayer	$10.1
Ronald L. Gern	$6.2

        Equity Awards.    Periodic discretionary grants of stock, stock options and restricted stock under the 2003 Incentive Plan were previously an important element of GGP's executive compensation program; however, no discretionary equity awards were made under this plan to the NEOs in 2010. Hewitt reviewed the long-term incentive compensation practices of the Benchmark Companies and recommended, based on its review, that GGP implement an equity-based long-term incentive plan and that the Company grant key employees equity awards in connection with GGP's emergence from bankruptcy in order to remain competitive and provide key employees with a proprietary interest in GGP's long-term success. After receiving Hewitt's recommendations and proposals, management presented these recommendations to the Old GGP Compensation Committee. The Old GGP Compensation Committee then authorized management to develop the equity-based long-term incentive plan in consultation with various stakeholders in the Chapter 11 Cases, including the official unsecured creditors' committee, the official equity committee and the United States Trustee and after significant dialogue and negotiation with the various constituencies, the Board of Old GGP approved the form of the 2010 Plan, which provides for grants of stock-based awards and performance-based compensation to directors, officers and other employees of GGP in order to provide incentives that will attract, retain and motivate GGP's directors, officers and employees by providing them with either a proprietary interest in our long-term success or compensation based on their performance. On October 27, 2010, in anticipation of the consummation of the Plan and following its approval by the Bankruptcy Court, New GGP adopted the 2010 Plan, and the Old GGP Compensation Committee and

the Board approved the grant of options and restricted stock awards on the Effective Date to key employees of the Company, including the NEOs (other than Messrs. Metz and Nolan).

        Pursuant to their employment agreements, Messrs. Metz and Nolan were granted 125,000 and 100,000 shares of restricted common stock under the 2010 Plan, respectively, as of November 9, 2010. For a description of the equity awards granted to the other NEOs as of November 10, 2010, see the "Grants of Plan-Based Awards" table below.

Equity Grant Practices

        We prohibit insider trading and require pre-clearance by the Company's Compliance Officer in connection with any purchase, sale or similar transaction to be made in any of the Company's securities by directors or executive officers or their respective family members. Further, we prohibit aggressive and speculative trading in our securities by our officers, director and employees and their respective family members, including, but not limited to, short sales of GGP stock, or the purchase or sale of options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to GGP stock. The exercise price of each stock option awarded under our equity plans is the closing price of our common stock on the NYSE on the date of grant, which is usually the date of a Board or Committee meeting at which the grant is approved.

Retirement Benefits

        GGP does not provide any defined benefit pension benefits or supplemental pension benefits to executive officers.

Perquisites

        Except in very limited circumstances, GGP's executive officers do not receive perquisites or other benefits that are not available to all of GGP's employees.

Employment Arrangements for Former Executive Officers

        Adam S. Metz and Thomas H. Nolan, Jr.    On September 8, 2010, GGP entered into the Amended and Restated Employment Agreements with Mr. Metz, who was then Chief Executive Officer of Old GGP, and Mr. Nolan, who was then President and Chief Operating Officer of Old GGP. At that time, the Old GGP Compensation Committee determined that it would be appropriate to extend Mr. Metz's and Mr. Nolan's term of employment from December 31, 2010 until the one year anniversary of the Effective Date. The Amended and Restated Employment Agreements, which were approved by the Bankruptcy Court as part of the Plan, in connection to with Old GGP's contemplated emergence from bankruptcy during 2010, became effective on November 9, 2010 and restated the then-existing employment agreements, each dated November 2, 2008 as amended March 6, 2009. The new agreements had a fixed one-year term and continued a base salary of $1,500,000 for Mr. Metz and $1,250,000 for Mr. Nolan. In addition, the new agreements provided that Messrs. Metz and Nolan would continue to participate in the Modified CVA Plan and, commencing in 2011, become eligible to participate in the annual bonus plan in effect with a target bonus opportunity of $3,000,000 and $2,400,000, respectively (the "Target Annual Bonus"), which was equivalent to the target bonus opportunity provided under the applicable executive's prior employment agreement.

        Pursuant to the new agreements, Messrs. Metz and Nolan were granted 125,000 and 100,000 shares of restricted common stock, respectively, as of November 9, 2010. Such awards vested in full upon each executive's termination of employment on December 22, 2010.

        Pursuant to the new agreements, upon a termination of employment of either Mr. Metz or Mr. Nolan by the Company without "cause" or by the executive for "good reason" during the term of the new agreements, then the terminated executive was eligible (subject to execution of a release in favor of us) to receive base salary through the termination date, a lump sum payment of a pro-rata amount of such executive's Target Annual Bonus, a lump sum payment equal to 75% of the sum of executive's base salary through the end of the term of the agreement and the Target Annual Bonus, vesting of the restricted stock, and continuation of welfare benefit coverage for a period of eighteen months following the termination date.

        The new agreements also provided for a gross-up payment for certain excise taxes under Section 4999 of the Internal Revenue Code, subject to stated limits in the agreements.

        The Amended and Restated Employment Agreements were terminated as of December 22, 2010. For a description of the termination payments made thereunder, see "Termination and Severance" on page 49.

Employment Arrangements for New Executive Officers

        Sandeep Mathrani.    In anticipation of the Debtors' emergence from bankruptcy and the substantial new investment by the Plan Sponsors in GGP during 2010 pursuant to the Plan, prior to the Effective Date, the Plan Sponsors designated certain individuals who were to become members of our Board on the Effective Date and these prospective directors engaged in preparations for the assumption of their responsibilities on the Effective Date. During the course of such preparations, these prospective directors initiated an extensive search for a new chief executive officer for the Company by retaining the services of an executive recruiter and establishing a working group consisting of Messrs. Flatt, Madon and Schreiber and Ms. Rosenberg to focus on such matter. Each of the members of the working group has substantial experience in the real estate industry, including working with executive officers and with their compensation. The prospective directors carefully evaluated potential candidates and identified a small group for preliminary discussions and further evaluation. As a result of these discussions, the prospective directors commenced negotiations with Mr. Mathrani. During the course of arm's length negotiations, the prospective directors considered Mr. Mathrani's compensation at his then current position, including proposed new terms offered by his employer and amounts subject to forfeiture as a result of his resignation, the terms of the employment agreement of Old GGP's chief executive officer, the prospective directors' views of ideas for managing the Company and his ability, experience, expertise, judgment and potential for success. In addition, the prospective directors received information and advice from an executive recruiter, which received a fixed fee for its services.

        On October 27, 2010, GGP entered into an employment agreement with Sandeep Mathrani, pursuant to which Mr. Mathrani agreed to serve, for an initial five-year term commencing on January 17, 2011, as Chief Executive Officer of GGP. The term of the agreement automatically renews for additional one-year periods thereafter unless either party provides notice of non-renewal at least 90 days prior to the end of the initial term or renewal term, as applicable. Mr. Mathrani served as a consultant to our Company from October 27, 2010 to January 16, 2011. GGP agreed, pursuant to his employment agreement, to nominate Mr. Mathrani to GGP's Board of Directors for so long as Mr. Mathrani serves as Chief Executive Officer of GGP. The employment agreement further provides for a $1,000,000 signing bonus, reimbursement of reasonable relocation expenses up to $350,000, an annual base salary of $1,200,000 and a target annual bonus of $1,500,000, including a guaranteed minimum annual bonus of $1,000,000 for the 2011 and 2012 calendar years.

        In accordance with the terms and conditions of the employment agreement, (i) GGP granted to Mr. Mathrani on the Effective Date, 1,500,000 shares of common stock (the "Restricted Stock"), which will vest in three equal installments on each of the first three anniversaries of the grant date and (ii) pursuant to a nonqualified stock option award agreement, on October 27, 2010, GGP granted to Mr. Mathrani options to acquire 2,000,000 shares of common stock (the "Options"), which will vest in four equal installments on each of the first four anniversaries of the grant date. The Options have an exercise price of $10.25 per share. The Restricted Stock and Options were awarded pursuant and subject to the terms and conditions of the 2010 Plan. Commencing in 2012, Mr. Mathrani will be entitled to receive, on an annual basis, at his election, either options to purchase an additional number of shares of common stock equal to five times his previous year's annual base salary divided by the then current trading price of common stock, or shares of restricted stock of equivalent value (based on the Black-Scholes pricing model).

        If GGP terminates Mr. Mathrani's employment without "cause" or does not renew the employment agreement following the initial term, or if Mr. Mathrani terminates his employment for "good reason," (as each such terms are defined in his employment agreement) then Mr. Mathrani is eligible to receive two years of salary continuation, two times his annual bonus for the previous year, pro rata annual bonus for the year of termination (based on his annual bonus for the previous year), full vesting of the Restricted Stock and Options, vesting of the portion of the annual equity awards that would otherwise vest during the two year period following termination and two years of welfare benefit continuation. If Mr. Mathrani's employment is terminated due to death or disability, then Mr. Mathrani is eligible to receive pro rata annual bonus for the year of termination (based on his annual bonus for the previous year) and full vesting of the Restricted Stock, the Options and the annual equity awards.

        Steven J. Douglas.    Mr. Douglas was named as GGP's Executive Vice President and Chief Financial Officer in July 2010. Mr. Douglas's annual base salary for 2010 was $650,000 which was increased to $750,000 starting January 1, 2011. For 2010, Mr. Douglas was eligible to participate in the Modified CVA Plan, with a target payment of 75% of his base salary, and a potential payment of 150% of his base salary. Mr. Douglas is entitled to participate in GGP's then-applicable equity plans in a manner commensurate with his position, as determined by the Compensation Committee.

Impact of Regulatory Requirements on Compensation

        Section 162(m).    The Old GGP Compensation Committee considered the anticipated tax treatment to the Company and our executive officers of various payments and benefits.

        The Old GGP Compensation Committee determined not to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Current Compensation Committee will monitor the impact to the Company and consider whether any changes in the Company's programs are warranted. However, the Current Compensation Committee may continue to approve compensation that does not meet the requirements of Section 162(m) if necessary to attract new hires or to ensure competitive levels of total compensation for the executive officers.

Compensation Committee Report

        We, the undersigned members of the Compensation Committee of the Board of Directors of GGP, have reviewed and discussed the Compensation Discussion and Analysis with management and the Chairman of the Old GGP Compensation Committee. Based on our review and consultation with management and the Chairman of the Old GGP Compensation Committee, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in GGP's Annual Report on Form 10-K for the year ended December 31, 2010.

John G. Schreiber (Chair) Cyrus Madon Sheli Z. Rosenberg

Summary Compensation Table

        The following table provides information on the compensation of the Company's NEOs for the fiscal years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(15)	Total ($)
Adam S. Metz	2010	1,459,615	—		1,972,500	(11)	—	46,258,678		3,584,997	53,275,790
Chief Executive Officer(4)	2009	1,557,692	3,114,130	(12)	—		—	—		43,622	4,715,444
	2008	230,769	—		63,870	(11)	1,938,000	—		213,147	2,445,786
Steven J. Douglas	2010	287,500	358,252	(13)	736,500		784,000	250,000	(14)	2,000	2,418,252
Senior Vice President,
Chief Financial Officer(5)
Edmund J. Hoyt	2010	575,385	—		184,125		98,000	7,441,603		12,852	8,311,965
Senior Vice President,	2009	741,346	—		—		—	300,000		12,250	1,053,596
Interim Chief Financial Officer(5)	2008	485,000	—		149,622		—	105,010		15,478	755,110
Joel L. Bayer	2010	600,000	—		368,250		294,000	10,283,595		12,902	11,558,747
Senior Vice President,	2009	578,846	—		—		—	475,000		12,250	1,066,096
Chief Investment Officer(6)
Robert A. Michaels	2010	1,200,000	—		736,500		784,000	6,737,501		12,759	9,470,760
Vice Chairman(7)	2009	1,269,231	—		—		—	300,000		12,250	1,581,481
	2008	1,200,000	—		127,235		—	125,000		32,578	1,484,813
Ronald L. Gern	2010	465,000	—		184,125		98,000	6,486,329		14,661	7,248,115
General Counsel(8)
Thomas H. Nolan, Jr.	2010	1,216,346	—		1,578,000		—	34,328,650		2,871,188	39,994,184
President and Chief Operating	2009	1,298,077	2,491,302	(12)	—		—	—		113,080	3,902,459
Officer(9)
Sharon M. Polonia	2010	272,500	—		—		—	7,767,079		432,354	8,471,933
Executive Vice President, Asset	2009	540,385	—		—		—	475,000		12,250	1,027,635
Management(10)	2008	400,000	—		648,326		—	77,864		44,872	1,171,062

(1)
These amounts represent cash bonuses earned for the year shown that are paid in the following year.

(2)
These amounts represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards and options pursuant to the Company's 1993 Incentive Stock Plan ("1993 Incentive Plan"), 1998 Incentive Stock Plan ("1998 Incentive Plan"), 2003 Incentive Plan and 2010 Plan. Assumptions used in the calculation of these amounts are included in the footnote "Stock-Based Compensation Plans" included in the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

(3)
Non-Equity Incentive Plan Compensation represents amounts earned under the Modified CVA Plan for the year shown that are paid in the following year. Amounts earned under the KEIP for the year shown that are paid partially in that year and partially in the following year. See the above "Compensation Discussion and Analysis" for a description of the Modified CVA Plan and the KEIP.

(4)
Mr. Metz's employment was terminated as of December 22, 2010. For a description of his employment agreement and the terminations thereof, see "Employment Arrangements of Former Executive Officers" on page 40 and "Termination and Severance" on page 49.

(5)
Mr. Hoyt ceased to be Interim Chief Financial Officer in July 2010. Although Mr. Hoyt continues to serve as an executive officer of the Company, Mr. Douglas was appointed Executive Vice President and Chief Financial Officer on July 22, 2010.

(6)
Only 2010 and 2009 compensation information are provided for Mr. Bayer as he was not an NEO in 2008.

(7)
Mr. Michaels resigned from the Company effective March 1, 2011.

(8)
Only 2010 compensation information is provided for Mr. Gern as he was not an NEO in 2008 or 2009. Mr. Gern resigned as General Counsel and Secretary as of January 24, 2011 and as Senior Vice President as of February 15, 2011.

(9)
Mr. Nolan's employment was terminated as of December 22, 2010. For a description of his employment agreement and the terminations thereof, see "Employment Arrangements of Former Executive Officers" on page 40 and "Termination and Severance" on page 49. Only 2010 and 2009 compensation information are provided for Mr. Nolan as he was not an NEO in 2008.

(10)
Ms. Polonia's employment was terminated as of July 6, 2010.

(11)
The "Stock Awards" amounts relate to restricted stock grants that Mr. Metz received pursuant to his Amended and Restated Employment Agreement in 2010 and as a non-employee director in 2009.

(12)
These amounts represent cash bonus payments pursuant to employment agreements.

(13)
This amount represents relocation expenses paid by the Company as a bonus for the purpose of offsetting Mr. Douglas' travel costs in lieu of relocation.

(14)
Mr. Douglas' payment under the Modified CVA Plan was originally pro-rated from his start date but subject to adjustment by Mr. Mathrani.

(15)
The following table describes the components of the "All Other Compensation" column for fiscal year 2010:

All Other Compensation Table

Name	401(k) Matching Contribution	Sum of Dividends on Restricted Stock	Reimbursements by the Company for medical insurance		Relocation Expenses	Accrued but unused vacation as of Termination	Severance Payment(b)	Total
	($)	($)	($)		($)	($)	($)	($)
Adam S. Metz	12,250	—	82,362	(a)	—	115,385	3,375,000	3,584,997
Steven J. Douglas	2,000	—	—		—	—	—	2,000
Edmund J. Hoyt	12,250	602	—		—	—	—	12,852
Joel L. Bayer	12,250	652	—		—	—	—	12,902
Robert A. Michaels	12,250	509	—		—	—	—	12,759
Ronald L. Gern	12,250	2,411	—		—	—	—	14,661
Thomas H. Nolan, Jr.	12,250	—	—		25,284	96,154	2,737,500	2,871,188
Sharon M. Polonia	12,250	4,043	—		—	50,000	366,061	432,354

(a)
The medical insurance reimbursement for Mr. Metz consists of $25,757.67 in monthly premium reimbursements and a lump sum payment in the amount of $56,604.13, which is equal to COBRA costs for January 2011 through June 2012.

(b)
See "Potential Payments upon Termination or Change in Control—Termination and Severance" on page 49.

Grants of Plan-Based Awards for Fiscal Year Ended 2010

        The following table provides information on incentive awards made to the NEOs in 2010. These incentive awards were made pursuant to the Modified CVA Plan and the 2010 Plan, which are described under "Compensation Discussion and Analysis."

        In the following table, threshold, target and maximum estimated possible payouts are provided. Under the terms of the Modified CVA Plan, no payments will be made if the performance target achievement level is 91% or below. As a result, the threshold payout under the Modified CVA Plan in the following table is estimated assuming a 92% performance level, the lowest whole percentage at which payment would be made under the plan. The target payout is estimated assuming a 100% performance level, while the maximum payout is estimated assuming a performance level of 109% or above (resulting in a payment of 200% of the executive's target award, which is the cap on potential awards under the Modified CVA Plan). All three payout scenarios assume that no discretion is exercised to increase or decrease the executive's payout.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)

Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Adam S. Metz
Option Grants under 2010 Plan	—		—	—	—	—	—	—	—
Stock Grants under 2010 Plan	11/9/2010	(2)	—	—	—	125,000	—	—	1,725,000	(3)
CVA(1)	—		221,445	1,995,000	3,990,000	—	—	—	—
Steven J. Douglas
Option Grants under 2010 Plan	11/10/2010	(5)	—	—	—	—	200,000	14.73	784,000	(4)
Stock Grants under 2010 Plan	11/10/2010	(6)	—	—	—	50,000	—	—	736,500	(4)
CVA(1)	—		20,292	182,813	365,625	—	—	—	—
Edmund J. Hoyt
Option Grants under 2010 Plan	11/10/2010	(5)	—	—	—	—	25,000	14.73	98,000	(4)
Stock Grants under 2010 Plan	11/10/2010	(6)	—	—	—	12,500	—	—	184,125	(4)
CVA(1)	—		29,693	267,500	535,000	—	—	—	—
Joel L. Bayer
Option Grants under 2010 Plan	11/10/2010	(5)	—	—	—	—	75,000	14.73	294,000	(4)
Stock Grants under 2010 Plan	11/10/2010	(6)	—	—	—	25,000	—	—	368,250	(4)
CVA(1)	—		49,950	450,000	900,000	—	—	—	—
Robert A. Michaels
Option Grants under 2010 Plan	11/10/2010	(5)	—	—	—	—	200,000	14.73	784,000	(4)
Stock Grants under 2010 Plan	11/10/2010	(6)	—	—	—	50,000	—	—	736,500	(4)
CVA(1)	—		33,300	300,000	600,000	—	—	—	—
Ronald L. Gern
Option Grants under 2010 Plan	11/10/2010	(5)	—	—	—	—	25,000	14.73	98,000	(4)
Stock Grants under 2010 Plan	11/10/2010	(6)	—	—	—	12,500	—	—	184,125	(4)
CVA(1)	—		25,808	232,500	465,000	—	—	—	—
Thomas H. Nolan, Jr.
Option Grants under 2010 Plan	—		—	—	—	—	—	—	—
Stock Grants under 2010 Plan	11/9/2010	(2)	—	—	—	100,000	—	—	1,380,000	(3)
CVA(1)	—		177,600	1,600,000	3,200,000		—	—
Sharon M. Polonia
Option Grants under 2010 Plan	—		—	—	—	—	—	—	—
Stock Grants under 2010 Plan	—		—	—	—	—	—	—	—
CVA(7)	—		—		—	—	—	—	—

(1)
Note that actual amounts paid under the Modified CVA Plan for 2010 is set forth in the Summary Compensation Table on page 43.

(2)
As discussed above, Messrs. Metz and Nolan were granted 125,000 and 100,000 shares of restricted common stock, respectively, as of November 9, 2010 pursuant to the terms of the 2010 Plan and their Amended and Restated Employment Agreements. Such awards vested in full upon their termination of employment on December 22, 2010.

(3)
These amounts represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards and options pursuant to the 2010 Plan. Assumptions used in the calculation of these amounts are included in the footnote "Stock-Based Compensation Plans" included in the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. The grant date fair value of common stock is the closing price on the grant date. ($13.80 per share)

(4)
These amounts represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards and options pursuant to the 2010 Plan. Assumptions used in the calculation of these amounts are included in the footnote "Stock-Based Compensation Plans" included in the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. The grant date fair value of common stock is the closing price on the grant date. ($14.73 per share)

(5)
These option grants were made pursuant to the 2010 Plan.

(6)
These stock grants were made pursuant to the 2010 Plan.

(7)
Ms. Polonia is not a participant in the Modified CVA Plan.

Outstanding Equity Awards at Fiscal Year-End 2010

        The following table provides information concerning the number and value of outstanding stock options and restricted stock held by the NEOs at December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Adam S. Metz	—	—		—	—	—		—
Steven J. Douglas	—	—		—	—	50,000	(4)	774,000
	—	200,000	(3)	14.73	11/10/2020	—		—
Edmund J. Hoyt	—	—		—	—	12,500	(4)	193,500
	25,394	—		36.8564	2/06/2011	—		—
	30,473	—		48.0584	2/22/2012	—		—
	—	25,000	(3)	14.73	11/10/2020	—		—
Joel L. Bayer	—	—		—	—	25,000	(4)	387,000
	—	75,000	(3)	14.73	11/10/2020	—		—
Robert A. Michaels	—	—		—	—	50,000	(4)	774,000
	304,728	—		36.8564	2/06/2011	—		—
	101,576	—		48.0584	2/22/2012	—		—
	—	200,000	(3)	14.73	11/10/2020	—		—
Ronald L. Gern	—	—		—	—	12,500	(4)	193,500
	25,394	—		36.8564	2/06/2011	—		—
	30,473	—		48.0584	2/22/2012	—		—
	—	25,000	(3)	14.73	11/10/2020	—		—
Thomas H. Nolan, Jr.	2,539	—		34.509	1/3/2011	—		—
Sharon M. Polonia	20,315	—		9.9159	5/28/2011	—		—
	30,473	—		12.2464	5/28/2011	—		—
	81,260	—		48.0584	5/28/2011	—		—
	101,576	—		36.8564	2/06/2011	—		—

(1)
On November 9, 2010, outstanding options to acquire shares of Old GGP common stock were converted into options to acquire the same number of shares of common stock of the Company and other securities. The exercise price per share for the options was not fixed and determinable until January 7, 2011. The exercise price per share determined for each respective option on January 7, 2011 is the exercise price set forth in this table.

(2)
This amount represents the value of the shares of common stock that have not vested based on the closing price per share of our common stock on the NYSE on December 31, 2010 ($15.48).

(3)
Represents options granted pursuant to the 2010 Plan on November 10, 2010. These options vest in full on November 10, 2011.

(4)
Represents shares granted pursuant to the 2010 Plan on November 10, 2010. These shares vest in full on November 10, 2011.

 Option Exercises and Stock Vested for Fiscal Year Ended 2010

        The following table provides information on option exercises under all plans during the fiscal year ended December 31, 2010 by each of the NEOs and restricted stock that vested during the fiscal year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Adam S. Metz	1,015,761	13,424,420	125,500	1,979,750
Steven J. Douglas	—	—	—	—
Edmund J. Hoyt	—	—	3,171	50,510
Joel L. Bayer	—	—	3,429	54,535
Robert A. Michaels	—	—	2,677	41,763
Ronald L. Gern	—	—	12,689	202,861
Thomas H. Nolan, Jr.	812,608	10,258,868	100,500	1,585,250
Sharon M. Polonia	—	—	21,279	340,056

(1)
This amount represents the difference between the option exercise price and the closing price per share of our common stock on the NYSE on the exercise date, multiplied by the number of shares exercised.

(2)
This amount represents the closing price per share of our common stock on the NYSE on the vesting date, multiplied by the number of shares vested.

Potential Payments upon Termination or Change in Control

Change in Control

        None of GGP's NEOs is entitled to payment of any benefits upon a change in control of GGP. GGP's 1993 Incentive Plan, 1998 Incentive Plan and 2003 Incentive Plan each provide that upon a change in control (as defined in each of the respective plans) all unvested restricted stock and unvested options shall immediately become vested (unless the Compensation Committee determines otherwise). The consummation of the Investment Agreements constituted a change of control under all of GGP's then-existing equity plans (the 1993 Incentive Plan, 1998 Incentive Plan and 2003 Incentive Plan) and resulted in all unvested restricted stock and unvested options outstanding prior to the Effective Date becoming fully vested on the Effective Date.

        GGP's 2010 Plan provides that upon a change in control of GGP (as defined in the 2010 Plan) the Compensation Committee may make adjustments to the terms and conditions of outstanding awards in its discretion, including, acceleration of vesting and exercisability of awards, substitution of awards with substantially similar awards and cancellation of awards for fair value.

Termination and Severance

        Messrs. Metz and Nolan resigned on December 22, 2010. Pursuant to the terms of their Amended and Restated Employment Agreements each executive received base salary through the termination date, a lump sum payment equal to a pro-rata amount of such executive's Target Annual Bonus, a lump sum payment equal to 75% of the sum of executive's base salary through the end of the term of the agreement and the Target Annual Bonus, full vesting of the executive's restricted stock awards, and continuation of welfare benefit coverage for a period of eighteen months following the termination date.

        GGP is a party to an employment agreement with Mr. Mathrani, which provides for severance payments upon the occurrence of certain events. For a full description of the severance provisions in Mr. Mathrani's employment agreement, see "Employment Arrangements for New Executive Officers" on page 41.

 Compensation Committee Interlocks and Insider Participation

        The following directors served as members of the Old GGP Compensation Committee: Alan S. Cohen, John K. Haley and John T. Riordan. The following directors serve as members of the Current Compensation Committee: Cyrus Madon, Sheli Z. Rosenberg and John G. Schreiber. No member of the Old GGP Compensation Committee or the Current Compensation Committee was an officer or employee of the Company during fiscal year 2010, and no member of the Old GGP Compensation Committee or the Current Compensation Committee was formerly an officer of the Company or was a party to any disclosable related party transaction involving the Company. During fiscal year 2010, none of our executive officers served on the compensation committee or board of directors of any other company that has or had executive officers serving as members of the Board of Directors, Old GGP Compensation Committee or Current Compensation Committee of the Company.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock by certain persons as of February 28, 2011. In the case of persons other than our executive officers and directors or where we have received additional information from the beneficial owner, the information presented in this table is based upon the most recent filings with the SEC. The tables list the applicable percentage ownership based on 964,138,156 shares of common stock outstanding as of February 28, 2011. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of February 28, 2011 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding these options or warrants, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. On the Effective Date, we issued 120 million warrants to purchase our common stock on a one-for-one basis to the Plan Sponsors and Blackstone collectively. Following the Effective Date, the conversion ratio for the warrants was adjusted in connection with our 2010 dividend, which resulted in the warrants becoming exercisable for approximately 123.1 million shares of our common stock. Other than approximately 59 million shares of our common stock that would be issuable upon the exercise of warrants issued to Pershing Square and Fairholme, which warrants may only be exercised upon 90 days prior notice, the remaining warrants are immediately exercisable and therefore the common stock underlying such warrants is included in the table below. Unless otherwise noted, the address for each reporting person below is c/o General Growth Properties, Inc., 110 North Wacker Drive, Chicago, Illinois 60606.

        The table below sets forth such estimated beneficial ownership for:

  •
  each stockholder that is known to us to be a beneficial owner of more than 5% of the Company's outstanding common stock;

  •
  each director and director nominee;

  •
  each NEO; and

  •
  all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Beneficial Owners of in excess of 5% of our common stock:
Brookfield Investor(1)	409,205,091	(2)	40.0%
Pershing Square(3)	69,965,786		7.3%
The Blackstone Investors(4)	54,485,326	(5)	5.4%
General Trust Company, as trustee(6)
M.B. Capital Partners III
M.B. Capital Units, L.L.C.	66,777,335	(7)	6.9%
Directors and Named Executive Officers:
Sandeep Mathrani, Chief Executive Officer and Director	1,500,000	(8)	*
Adam S. Metz, former Chief Executive Officer and Director	927,507		*
Steven J. Douglas, Executive Vice President and Chief Financial Officer	50,000	(8)	*
Edmund J. Hoyt, Senior Vice President and Chief Accounting Officer	96,768	(8)(9)	*
Joel L. Bayer, Senior Vice President and Chief Investment Officer	77,352	(8)	*
Robert A. Michaels, former Vice Chairman	343,865	(8)(9)	*
Ronald L. Gern, former Senior Vice President, General Counsel and Secretary	99,406	(9)	*
Thomas H. Nolan, Jr., former President and Chief Operating Officer	100,448		*
Sharon M. Polonia, former Executive Vice President, Asset Management	—		*
Richard B. Clark, Director(1)	—		*
Mary Lou Fiala, Director	11,104	(8)	*
Bruce J. Flatt, Director(1)	—		*
John K. Haley, Director	29,631	(8)	*
Cyrus Madon, Director(1)	—		*
David J. Neithercut, Director	14,283	(8)	*
Sheli Z. Rosenberg, Director	34,283	(8)	*
John G. Schreiber, Director(4)	54,488,491	(5)(8)	5.6%
All directors and executive officers as a group (23 persons)	56,722,685	(8)(9)	6.0%

*
Represents beneficial ownership of less than 1 percent.

(1)
Pursuant to the Form 13D that was filed on January 27, 2011, the following Brookfield entities may be deemed to constitute a "group" within the meaning of Section 13(d)(3) under the Exchange Act and Rule 13d-5(b)(1) thereunder and each member of the "group" may be deemed to beneficially own all shares of common stock and warrants held by all members of the "group": Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-D LLC, Brookfield Retail Holdings V LP, Brookfield Retail Holdings VI LLC, Brookfield US Retail Holdings LLC, Brookfield Retail Holdings IV-B LLC, Brookfield Retail Holdings IV-C LLC, Brookfield Asset Management Inc., Trilon Bancorp Inc., Brookfield Asset Management Private Institutional Capital Adviser (Canada) LP, Brookfield Private Funds Holdings Inc., Brookfield Retail Split LP, Brascan Asset Management Holdings Limited, Brookfield US Holdings Inc., Brookfield US Corporation, Brookfield REP GP Inc. and Brookfield Retail Split II LLC.

  Accordingly, each of the above Brookfield entities may be deemed to beneficially own 409,205,091 shares of common stock (which includes the 59,006,500 shares of common stock issuable upon exercise of the warrants), constituting beneficial ownership of 40.0% of the shares of the Company's common stock. The following Brookfield entities directly own more than 5% of the outstanding shares of the Company's common stock in the following amounts: (i) Brookfield Retail Holdings VI LLC directly owns 113,331,456 shares of common stock, representing approximately 11.8% of the shares of the Company's common stock, (ii) Brookfield Retails Holdings II LLC directly owns 52,901,744 shares of common stock, representing approximately 5.5% of the shares of the Company's common stock, (iii) Brookfield Retail Holdings III LLC directly owns 60,681,398 shares of common stock, representing approximately 6.3% of the shares of the Company's common stock and (iv) Brookfield Retail Holdings LLC directly owns 77,093,669 shares of common stock, representing approximately 8.0% of the shares of the Company's common stock. The following investors in such entities may be deemed to beneficially own more than 5% of the outstanding shares of the Company's common stock in the following amounts: (i) Future Fund Board of Guardians may be deemed to share voting and investment power over 295,896,035 shares of common stock of the Company (which includes 295,873,635 of the shares of common stock held by Brookfield Investor, including the 59,006,500 shares of common stock issuable upon exercise of the warrants, and an additional 22,400 shares of common stock held by Future Fund Board of Guardians according to the Form 4 filed with the SEC on March 1, 2011), representing approximately 28.9% of the Company's common stock; and (ii) Stable Investment Corporation and Best Investment Corporation, both subsidiaries of China Investment Corporation, may be deemed to share voting and investment power over 295,873,635 of the shares of common stock held by Brookfield Investor, including the 59,006,500 shares of common stock issuable upon exercise of the warrants, representing approximately 28.9% of the Company's common stock. According to the Form 13D that was filed with the SEC on November 19, 2010, China Investment Corporation may be deemed to beneficially own a total of 296,001,991 shares of common stock (which includes 295,873,635 of the shares of common stock held by Brookfield Investor, including the 59,006,500 shares of common stock issuable upon exercise of the warrants, and an additional 128,356 shares of common stock held by another wholly owned subsidiary of China Investment Corporation), representing approximately 28.9% of the shares of the Company's common stock. By virtue of the various agreements and arrangements among the Brookfield entities, Future Fund Board of Guardians and/or Stable Investment Corporation and Best Investment Corporation may be deemed to be members of a "group" with certain Brookfield entities. Each of Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-D LLC, Brookfield Retail Holdings V LP, Brookfield Retail Holdings IV LLC and Brookfield US Retail Holdings LLC (collectively, the "Investment Vehicles") expressly disclaims, to the extent permitted by applicable law, (a) beneficial ownership of any shares of common stock and warrants held by each of the other Investment Vehicles and (b) beneficial ownership of any shares of common stock held by Brookfield Retail Holdings VI LLC. The address of each such Brookfield-managed entity is c/o Brookfield Retail Holdings LLC, Level 22, 135 King Street, Sydney NSW 2000, Australia.

(2)
Includes 59,006,500 shares of common stock issuable upon the exercise of Brookfield's warrants.

(3)
The shares of common stock are beneficially held by Pershing Square Capital Management, L.P., PS Management GP, LLC and Pershing Square GP, LLC, who collectively share dispositive and voting power over all shares held for the accounts of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square V, L.P. and each of Pershing Square IV, Ltd. and Pershing Square International, Ltd., both of which are Cayman Islands exempted companies. The address of Pershing Square is 888 Seventh Avenue, 42nd Floor, New York, New York 10019.

(4)
Such shares are beneficially owned by the seven of The Blackstone Investors: Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.F L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Holdings VI L.P. and Blackstone GGP Principal Transaction Partners L.P. Blackstone Real Estate Associates VI L.P. is the general partner of six of The Blackstone Investors and BREP VI Side-by-Side GP L.L.C. is the general partner of the other Blackstone Investor. BREA VI L.L.C. is the general partner of Blackstone Real Estate Associates VI L.P. Blackstone Holdings III L.P. is the managing member of BREA VI L.L.C and the sole member of BREP VI Side-by-Side GP L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. The Blackstone Group L.P. is the managing member of Blackstone Holdings III GP Management L.L.C. The Blackstone Group L.P. is controlled by its general partner, Blackstone Group Management L.L.C. Stephen A. Schwarzman is the founding member of Blackstone Group Management L.L.C. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by The Blackstone Investors directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares except to the extent of its or his indirect pecuniary interest therein. Mr. Schreiber is serving as the President of Centaur Capital Partners, Inc. and is a partner of Blackstone Real Estate Advisors VI L.P. Mr. Schreiber may be deemed to share dispositive power over these shares, but Mr. Schreiber disclaims beneficial ownership of such shares except to the extent of his indirect pecuniary interest therein. The address of The Blackstone Investors and each other entity or individual described in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.

(5)
Includes 5,131,000 shares of our common stock issuable upon exercise of Blackstone's warrants.

(6)
Such shares are beneficially owned by General Trust Company ("GTC") solely in its capacity as trustee of trusts, the beneficiaries of which are members of the Bucksbaum family which, for purposes hereof, include the spouses and descendents of Martin, Matthew and Maurice Bucksbaum. Certain of these trusts are the partners of M.B. Capital Partners III ("M.B. Capital"). M.B. Capital is the sole member of M.B. Capital Units L.L.C. ("Units L.L.C."). According to the Form 13G filed on November 19, 2010 by GTC, M.B. Capital and Units L.L.C., GTC has sole beneficial ownership of 9,382,132 shares of common stock. GTC, M.B. Capital and Units L.L.C. share beneficial ownership of 45,821,754 shares of common stock. GTC and M.B. Capital share beneficial ownership of 57,281,394 shares of common stock. The address of each of GTC, M.B. Capital and Units L.L.C. is 300 North Dakota Avenue, Suite 202, Sioux Falls, South Dakota 57104.

(7)
Includes 2,976,030 shares of our common stock issuable upon conversion of 2,817,811 limited partnership units in GGP Limited Partnership, the Company's operating partnership. This number was calculated by applying the conversion rate of 1.0397624, which was the conversion rate used to determine the dividend that was paid in January 2011 to holders of the Company's common stock, to 2,862,221, which is the number of common stock issuable upon conversion of the limited partnership units in GGP Limited Partnership disclosed in the Form 13G filed on November 19, 2010 by GTC, M.B. Capital and Units L.L.C.

(8)
Includes shares of restricted stock which have not yet vested. These amounts are as follows: Mr. Mathrani, 1,500,000 shares; Mr. Douglas, 50,000 shares; Mr. Hoyt, 12,500 shares; Mr. Bayer, 25,000 shares; Mr. Michaels, 50,000 shares; Ms. Fiala, 9,522 shares; Mr. Haley, 7,933 shares; Mr. Neithercut, 12,701 shares; Ms. Rosenberg, 12,701 shares; Mr. Schreiber, 3,165 shares and all other executive officers, 85,688 shares.

(9)
Includes shares of our common stock that such person has a right to acquire within 60 days after February 28, 2011 pursuant to stock options granted under our incentive plans. These amounts are as follows: Mr. Hoyt, 30,473 shares; Mr. Michaels, 101,576 shares, Mr. Gern, 30,473 shares and all other executive officers, 10,158 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements during fiscal 2010, except that Ms. Rosenberg had one late filing with respect to a transaction reported on Form 4.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2010 with management.

        The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has also received the written disclosures and the letter from the independent registered public accountants required by the PCAOB regarding the independent accountant's communication with the Audit Committee concerning independence, and has discussed with the independent registered public accountants the issue of their independence.

        Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

John K. Haley (Chair) Mary Lou Fiala David J. Neithercut

 PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors unanimously recommends a vote
FOR this proposal (Item 2 on the Proxy Card).

        The Audit Committee has selected Deloitte & Touche LLP as the Company's independent registered public accounting firm to audit of the Company's financial statements for the fiscal year ending December 31, 2011 and the effectiveness of the Company's internal control over financial reporting. The Board has ratified this selection. Deloitte & Touche LLP, an independent registered public accounting firm, also served as the Company's independent registered public accountants for the fiscal years ended December 31, 2001 through 2010. We are submitting the selection of independent registered public accountants for stockholder ratification at the Annual Meeting. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting that the stockholders ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

        Although ratification by stockholders is not required by our organizational documents or other applicable law, the Audit Committee has determined that a policy of requesting ratification by stockholders of its selection of an independent registered public accounting firm is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee may reconsider the selection of Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

        Representatives of Deloitte & Touche LLP are expected to be at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

Auditor Fees and Services

        The following table presents the fees paid by the Company to its independent registered public accountants, Deloitte & Touche LLP, for the audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2010 and 2009 and the effectiveness of the Company's internal control over financial reporting, and fees billed for other services rendered by Deloitte & Touche LLP and its affiliates for those periods. Audit services consisted principally of the audits of the Company's annual financial statements and internal control over financial reporting, the audit of The Rouse Company LLC (f/k/a The Rouse Company LP), reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, acquisition accounting valuation work, and consents, comfort letters and other services related to SEC matters, the majority of which related to registration statements associated with the Company's bankruptcy emergence. Audit-related services consisted principally of carve-out audits of The Howard Hughes Corporation for the years ended 2007, 2008, and 2009, and various accounting consultations. Tax services consisted principally of services necessitated by the Company's ongoing tax compliance requirements and also included services related to the Company's recapitalization transaction.

	2010	2009
Audit Fees	$5,391,254	$3,997,750
Audit-Related Fees	$1,958,490	$—
Tax Fees	$900,641	$511,807
All Other Fees	$—	$—

 Audit Committee's Pre-Approval Policies and Procedures

        The Audit Committee charter requires the Audit Committee to pre-approve all auditing services and permitted non-audit services (including the fees and terms associated with such services) to be provided by the Company's independent auditor, subject to certain de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit. Pre-approval is typically provided at regularly scheduled Audit Committee meetings, but the Audit Committee has delegated to its Chair the authority to grant pre-approval for specified matters between meetings as necessary, provided the matter is then presented to the full Audit Committee at the next scheduled meeting. The Audit Committee has granted pre-approval for routine and recurring audit, non-audit and tax services, in each case with fees less than $10,000. Under the policies adopted by the Audit Committee, if the invoice for a previously approved service materially exceeds the estimated fee or range of fees, the Committee or its Chair must approve such excess amount prior to payment of the invoice; the Company's independent auditors have been informed of this policy.

        In pre-approving the services generating fees in 2010, the Audit Committee has not relied on the de minimis exception to the SEC pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services.

 PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors unanimously recommends a vote
FOR this proposal (Item 3 on the Proxy Card).

        Recently enacted federal legislation (Section 14A of the Exchange Act) requires that we provide in this Proxy Statement for a non-binding stockholder advisory vote on our executive compensation as described in this Proxy Statement (commonly referred to as "say-on-pay"). This vote will provide us with information regarding investor sentiment about our executive compensation program. The Compensation Committee will be able to consider this say-on-pay when determining executive compensation for the remainder of 2011 and beyond.

        We encourage stockholders to review the Compensation Discussion and Analysis section beginning on page 30, which discusses our compensation policies and programs for 2010. For most of 2010, our executive compensation program was designed to pay for performance and align our compensation programs with business strategies focused on our emergence from bankruptcy, as well as long-term growth and creating value for stockholders while also paying competitively and focusing on the total compensation perspective. We feel this design is evidenced by the following:

  •
  We provide a significant portion of our total compensation in the form of performance-based compensation.

  •
  Our annual performance-based bonus is based on the achievement of corporate financial measures, such as adjusted EBITDA, and individual goals and objectives that promote the Company's success.

  •
  Our long-term incentive opportunities are based on achieving long-term stockholder value.

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  Our pay for performance philosophy was evidenced in fiscal 2010 as the awards linked to performance were issued to certain executive officers in relation to respective performance levels, such as under the Modified CVA and KEIP.

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  The Compensation Committee retains discretion over annual performance-based bonuses and performance share grants applicable to the named executive officers and has exercised such discretion to limit the amount that would otherwise have been payable under such awards.

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  We provide a mix of short-term and long-term and cash and non-cash compensation that we believe allows us to strike a balance between offering competitive executive compensation packages and aligning executive officer compensation with business strategies focused on long-term growth and creating value for stockholders.

        The Board strongly endorses the Company's executive compensation program and recommends that stockholders vote in favor of the following resolution:

  RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the SEC's rules and regulations, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion is, hereby approved on an advisory basis.

        The vote on the resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our executive officers. Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

 PROPOSAL 4—ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION

The Board of Directors unanimously recommends a vote for
ONCE every year as the frequency with which stockholders are provided with an advisory vote on the compensation of the Company's executive officers (Item 4 on the Proxy Card).

        Recently enacted legislation also requires stockholders must be given the opportunity to indicate their preference, on a non-binding, advisory basis, at least once every six years, as to how frequently we should seek future advisory votes on the compensation of our executive officers. You have the option to vote for once every one, two or three years or you may abstain on the matter.

        The Board of Directors has determined that an annual advisory vote on executive compensation is the best approach for the Company. In formulating its recommendation, the Board of Directors based this determination on a number of considerations, including the following:

  •
  An annual advisory vote on executive compensation is consistent with the Company's policy of welcoming input from, and engaging in discussions with, its stockholders on executive compensation and corporate governance matters on a regular basis.

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  An annual advisory vote furthers our commitment to engaging with shareholders on compensation and maintaining high standards of corporate governance.

  •
  Providing for annual "say-on-pay" votes will make the votes more routine and eases the procedural burden on GGP as opposed to implementing a biennial or triennial vote because an annual vote creates procedural consistency from year-to-year.

  •
  An annual advisory vote on executive compensation will allow stockholders to provide input on the Company's compensation philosophy, policies and practices every year.

  •
  The Company is currently in the process of undertaking a thorough review of its existing compensation arrangements and an annual vote will give the Company's stockholders the opportunity to provide an advisory vote on any new executive compensation arrangements at the 2012 (rather than the 2014) Annual Meeting of Stockholders.

  •
  An annual advisory vote provides the highest level of accountability to our stockholders.

  •
  If we receive a negative response to the "say-on-pay" vote we will be able to make some necessary changes to our practices and not have to wait two or three years to receive stockholder feedback on the changes.

        Stockholders may vote on their preferred frequency for voting on approval of executive compensation by selecting the option of One Year, Two Years, Three Years or Abstain on the proxy card when voting on this Proposal No. 4. Please note that when casting a vote on this proposal, stockholders will not be voting to approve or disapprove the Board's recommendation.

        The option (one, two or three years) receiving the greatest number of votes will be considered the frequency approved by stockholders. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Although the vote is non-binding, the Board of Directors will take into account the outcome of the vote when making future decisions about the frequency of holding an advisory vote on executive compensation.

        The Board recommends a vote for the option of an ANNUAL vote as the frequency with which stockholders are provided with an advisory vote on the compensation of the Company's NEOs.

 ADDITIONAL INFORMATION

Stockholder Communications with the Board

        Stockholders or other interested persons wishing to communicate with the Board may contact them by writing to them, c/o Corporate Secretary, at our principal executive offices at 110 North Wacker Drive, Chicago, Illinois 60606. Correspondence may be addressed to the independent directors as a group, the entire Board or one or more individual members of the Board, at the election of the sender. Any such communication will be promptly distributed to the director or directors named therein. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the recipient considers to be important for all directors to know.

Electronic Access to Proxy Materials and Directions

        Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of proxy materials, the Company's proxy materials, including this Proxy Statement and our Annual Report, are available for you to review online. To request a paper copy of proxy materials, please call 1-800-579-1639, or you may request a paper copy by email at sendmaterial@proxyvote.com, or by logging onto www.proxyvote.com.

        For directions to the Annual Meeting site, please visit our website at: www.ggp.com.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials), addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        A number of banks and brokers with account holders who are beneficial holders of the Company's common stock will be householding the Company's Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials). If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable), please notify your bank or broker, or contact Broadridge Financial Solutions, Inc., toll-free at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The Company undertakes, upon oral or written request, to deliver promptly a separate copy of the Company's Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) at their address and would like to request householding of their communications should contact their bank or broker or Investor Relations at the contact address and telephone number provided above.

The Annual Report

        The Company's Annual Report for fiscal year 2010 is available for viewing on the Company's website www.ggp.com under "Investments—Shareholder Information." Please read it carefully.

 Annual Report on Form 10-K

        The Company filed with the SEC an annual report on Form 10-K for fiscal year ended December 31, 2010. Stockholders may obtain a copy, without charge, by visiting the Company's website at www.ggp.com.

        The Company will provide a copy of the fiscal year 2010 annual report on Form 10-K, including the financial statements and financial schedules, upon written request to the Corporate Secretary, at our principal executive offices at 110 North Wacker Drive, Chicago, Illinois 60606. Additionally, we will provide copies of the exhibits to the annual report on Form 10-K upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

Stockholder Proposals and Nomination of Directors at the 2012 Annual Meeting of Stockholders

        If a stockholder intends to present any proposal for inclusion in the Company's proxy statement in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8), it must be received at our principal executive offices no later than December 29, 2011. This notice must be in writing, must include any additional information and materials required by our bylaws, and must comply with the other provisions of Rule 14a-8.

        Under our Amended and Restated Bylaws ("Bylaws"), nominations for director and any other business proposal may be made by a stockholder entitled to vote at the 2012 Annual Meeting of Stockholders who delivers written notice, along with the additional information and materials required by our Bylaws, to our Corporate Secretary not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting. As specified in the Bylaws, different notice deadlines apply in the case of a special meeting, when the date of an annual meeting is more than 30 days before or more than 70 days after the first anniversary of the prior year's meeting, or when the first public announcement of the date of an annual meeting is less than 100 days prior to the date of such annual meeting. Accordingly, for our annual meeting in the year 2012, we must receive this notice on or after December 29, 2011, and on or before January 28, 2012. You may obtain a copy of our Bylaws by writing to our Corporate Secretary. A matter submitted to us in accordance with our Bylaws may be presented at next year's annual meeting, but we are not required to include any such matter in our proxy statement unless the submission also complies with Rule 14a-8. However, the persons named in the proxy for next year's annual meeting will not have discretionary authority to vote with respect to the matter submitted unless we state in the proxy statement the nature of the matter and how the persons named in the proxy intend to vote with respect to the matter. Any matter which is not timely submitted to us in accordance with the requirements of our Bylaws may not be acted upon at the meeting.

        On August 25, 2010, the SEC adopted new "proxy access" rules that provide eligible shareholders with a means of exercising their state-law rights to nominate directors by using the company's proxy statement to submit shareholder nominees to a vote under specified conditions. Shortly thereafter, a lawsuit challenging the validity of one of the SEC's proxy access rules was filed in the U.S. Court of Appeals for the District of Columbia Circuit, and the SEC stayed the effectiveness of all of the new proxy access rules pending the outcome of this litigation. At the time this Proxy Statement went to press, the SEC's stay remains in effect, the parties have filed their briefs with the court and oral argument has been scheduled for early April 2011. Whether or not the SEC's proxy access rules will be in effect for the 2012 proxy season will depend on when and how the appellate court resolves this litigation, neither of which we can reasonably predict. We encourage shareholders to learn more about the new proxy access rules, which are available to the public on the SEC's website at www.sec.gov, and otherwise monitor developments in this area to determine whether these rules will be applicable to the Company's proxy statement relating to its 2012 Annual Meeting of Stockholders.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date GENERAL GROWTH PROPERTIES, INC. M31599-Z55146 GENERAL GROWTH PROPERTIES, INC. 110 N. WACKER DR. CHICAGO, IL 60606 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. 3. Advisory vote on executive compensation. 4. Advisory vote on the frequency of future advisory votes on executive compensation. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1 YEAR ON PROPOSAL 4. For address changes, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 Yes No 1. ELECTION OF DIRECTORS Nominees: WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by General Growth Properties, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTING INSTRUCTIONS Your vote also constitutes voting instructions with respect to any shares held by you in the General Growth 401(k) Savings Plan (the "Savings Plan"). If no instructions are received by 5:00 pm Eastern Time on April 22, 2011, shares of stock held by you in the Savings Plan will be voted in the same proportion as votes received from other participants in the Savings Plan. You can view the Annual Report and Proxy Statement on the Internet at www.proxyvote.com THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. 0 0 0 0 0 0 0 (Please date and sign this proxy exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.) 1 Year 2 Years 3 Years Abstain For Against Abstain 2. Ratification of the selection of independent registered public accountants. 0 0 0 0 0 0 01) Richard B. Clark 02) Mary Lou Fiala 03) Bruce J. Flatt 04) John K. Haley 05) Cyrus Madon 06) Sandeep Mathrani 07) David J. Neithercut 08) Sheli Z. Rosenberg 09) John G. Schreiber

Address Changes:  (If you noted any Address Changes above, please mark corresponding box on the reverse side.) GENERAL GROWTH PROPERTIES, INC. PROXY This Proxy is solicited on behalf of the Board of Directors Sandeep Mathrani and Andrew Perel, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, $0.01 par value, of GENERAL GROWTH PROPERTIES, INC., standing in the name of the undersigned on the Company's books at the close of business on February 28, 2011, at the Annual Meeting of Stockholders to be held at the Company's principal executive offices, 110 North Wacker Drive, Chicago, Illinois, at 9:00 a.m., local time, on April 27, 2011, or at any postponement(s) or adjournment(s) thereof, as follows: The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Stockholders or any postponement(s) or adjournment(s) thereof, or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. This proxy also serves as a voting instruction card to the Trustee of the General Growth 401(k) Savings Plan (the "Savings Plan"). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD (PROPOSAL NO. 1), FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2), FOR THE APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION (PROPOSAL NO. 3) AND FOR THE APPROVAL, ON AN ADVISORY BASIS, OF AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, AND, IN THE CASE OF SHARES HELD IN THE SAVINGS PLAN, IN ACCORDANCE WITH THE TERMS OF SUCH SAVINGS PLAN. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M31600-Z55146 Admission Ticket General Growth Properties, Inc. Admission Ticket Admission Ticket Annual Meeting of Stockholders Date – April 27, 2011 Time – 9:00 a.m., local time Location – 110 North Wacker Drive Chicago, Illinois 60606 ADMITTANCE WILL BE DENIED WITHOUT A TICKET IF YOU PLAN TO ATTEND THE MEETING